                                                                   EXHIBIT 10.15


                                      LEASE

                                 BY AND BETWEEN

                        WESTMOOR BUSINESS PARK LTD, LLLP,
                A COLORADO LIMITED LIABILITY LIMITED PARTNERSHIP

                                   (LANDLORD)



                                       AND

                           REQUISITE TECHNOLOGY, INC.
                             A DELAWARE CORPORATION

                                    (TENANT)




                                       FOR

                            WESTMOOR TECHNOLOGY PARK
                              WESTMINSTER, COLORADO

                                 BUILDING LEASE


                                  LEASE SUMMARY

1.  Landlord:                            WESTMOOR BUSINESS PARK LTD., LLLP, a Colorado limited
                                         liability limited partnership

2.  Tenant:                              Requisite Technology, Inc., a  Delaware Corporation

3.  Guarantor:                           N/A

4.  Premises:                            Suite No. 205

5.  Rentable Square Feet:                23,985

6.  Commencement Date:                   March 12, 1999

7.  Expiration Date:                     March 11, 2004

8.  Term:                                Five (5) years

9.  Rent Commencement Date:              May 15, 1999

10. Initial Base Rent (Annually):        $12.85 per rentable square foot

11. Initial Base Rent (Monthly):         $1.0708 per rentable square foot

12. Increase in Base Rent:               See Paragraph 3

13. Security Deposit:                    $25,683.00

14. Parking Spaces:                      5 per 1,000 USF

15. Tenant's Pro Rata Share
    of the Building:                     24.50%

16. Option on Additional Space:          None

17. Option to Renew:                     Two (2) five (5)-year periods

18. Landlord Broker:                     Frederick Ross Company

19. Tenant Broker:                       Colorado Group

                                TABLE OF CONTENTS


                                                                           Page
1.       Premises.............................................................1

2.       Term.................................................................1

3.       Rent.................................................................1

4.       Security Deposit.....................................................2

5.       Rent Adjustment......................................................2

6.       Character of Occupancy...............................................6

7.       Services and Utilities...............................................7

8.       Quiet Enjoyment......................................................8

9.       Maintenance and Repairs..............................................8

10.      Alterations and Additions............................................9

11.      Entry by Landlord...................................................10

12.      Mechanic's Liens....................................................10

13.      Damage to Property, Injury to Persons...............................11

14.      Insurance...........................................................11

15.      Damage or Destruction to Building...................................13

16.      Condemnation........................................................13

17.      Assignment and Subletting...........................................14

18.      Estoppel Certificate................................................15

19.      Default.............................................................16

20.      Completion of Premises..............................................19

21.      Removal of Tenant's Property........................................19

22.      Holding Over........................................................20

23.      Parking and Common Areas............................................20

24.      Surrender and Notice................................................20

25.      Acceptance of Premises by Tenant....................................20

26.      Subordination and Attornment........................................20

27.      Payments After Termination..........................................21

28.      Authorities for Action and Notice...................................21

29.      Liability of Landlord...............................................22

30.      Brokerage...........................................................22

31.      Taxes...............................................................23

32.      Substitution of Premises............................................23

33.      Rights Reserved to Landlord.........................................23

34.      Force Majeure Clause................................................24

35.      Signage.............................................................24

36.      Attorneys' Fees.....................................................24

37.      Hazardous Materials.................................................24

38.      Americans with Disabilities Act.....................................25

39.      Bankruptcy or Insolvency............................................26

40.      Miscellaneous.......................................................27

41.      Satellite Dish......................................................30

      ADDENDUM

      EXHIBITS:

       A - Premises
       B - Legal Description
       C - Estoppel and Commencement Date Certificate
       D - Work Letter Agreement
       E - Rules and Regulations
       F - Intentionally Deleted
       G - License Agreement

Note: This Lease Summary does not in any way modify the terms of the Lease, but rather is for information purposes only. The Lease should be consulted for the specific terms of the Lease Agreement.

                                 BUILDING LEASE


     THIS LEASE is made this 23rd day of December 1998, between WESTMOOR BUSINESS PARK LTD., LLLP, a Colorado limited liability limited partnership, ("Landlord") and Requisite Technology, Inc., a Delaware Corporation ("Tenant").

     1. Premises: Landlord hereby leases to Tenant those certain premises designated on the floorplan(s) attached hereto as Exhibit A and incorporated herein by this reference (the "Premises"), consisting of a total of approximately 23,985 square feet of space (Rentable Area) on the east end of the second floor(s), suite(s)205 of the building known as Building Four ("Building"), located in Westmoor Technology Park ("Westmoor Technology Park") at 10355 Westmoor Drive, Westminster, Colorado 80021 located on the real property more particularly described on Exhibit B attached hereto and incorporated herein by this reference, together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereunto, including, but not limited to, parking areas and any other areas designated by Landlord for use by tenants of the Building (the Building, real property on which the same is situated, parking areas, other areas and appurtenances are hereinafter collectively sometimes called the "Building Complex"). For purposes of this Lease, "Rentable Area" of the Premises shall mean and refer to the area of the Premises, as determined by Landlord's architect, utilizing the methodology of calculation outlined on Exhibit A-1 consistently applied in the Building. The exact square footage of the Premises shall be calculated by Landlord's architect at the time the construction documents for the Premises have been completed. This Lease is subject to the terms, covenants and conditions set forth herein and Tenant and Landlord each covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions to be kept and performed by them.

     2. Term:

          (a) The term of this Lease shall be for sixty-two (62) months (the "Primary Lease Term") commencing at 12:01 a.m. on March 12, 1999 (the "Commencement Date") and terminating at 12:00 midnight on May 11, 2004 (the "Termination Date"), unless sooner terminated pursuant to the terms hereof. In the event the Premises are not "Ready for Occupancy" as such term is defined in Paragraph 20 hereof, the Commencement Date shall mean and refer to the date the Premises are Ready for Occupancy.

          (b) If, as a result of the postponement or acceleration of the Commencement Date, the Primary Lease Term would begin other than on the first day of the month, Tenant shall pay proportionate rent at the same monthly rate set forth herein (also in advance) for such partial month and all other terms and conditions of this Lease shall be in force and effect during such partial month, and the end of the Primary Lease Term hereof shall be adjusted to a date which is the last day of the month sixty-two (62) months after the Commencement Date. Tenant agrees to execute and deliver to Landlord, in form attached hereto as Exhibit C, an Estoppel and Commencement Date Certificate, within ten (10) days of the date the Primary Lease Term commences, certifying as to the actual commencement and termination dates of the Primary Lease Term, the rent commencement date, if different, and such other matters as may be required by Landlord.

     3. Rent: Tenant shall pay to Landlord, rent for the Premises ("Base Rent") as follows:

Period (by month)        Annual Base Rent   Monthly Base Rent    Rate/RSF
--------------------     ----------------   -----------------    --------
       1-2               $0.00              $0.00                N/A
       3-38              $308,207.25        $25,683.94           $12.85
       39-62             $335,790.00        $27,982.50           $14.00

All installments of Base Rent shall be payable in advance, on the first (1st) day of each calendar month during the term hereof. Rent for the first and last months of the term hereof shall be prorated based upon the number of days during each of said months that the Lease term was in effect. One monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant. All Base Rent shall be paid without notice, demand, deduction or offset, at the office of Landlord or to such other person or at such other place as Landlord may designate in writing. Tenant shall pay to Landlord as "Additional Rent" all other sums due under this Lease.

     4. Security Deposit: It is agreed that Tenant, concurrently with the execution of this Lease, has deposited with Landlord, and will keep on deposit at all times during the term hereof, the sum of Twenty Five Thousand, Six Hundred-Eighty Three and no/100 Dollars ($25,683.00), the receipt of which is hereby acknowledged, as security for the payment by Tenant of the rent and all other sums herein agreed to be paid and for the faithful performance of all the terms, conditions and covenants of this Lease. If, at any time during the term hereof, Tenant shall be in default in the performance of any provisions of this Lease, Landlord shall have the right, but shall not be obligated, to use said deposit, or so much thereof as necessary, in payment of any rent in default, reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by the Landlord by reason of Tenant's default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said deposit to its original amount. In the event said deposit has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant without interest, within thirty (30) days after the termination of this Lease upon full performance of this Lease by Tenant and vacation of the Premises by Tenant. Landlord shall have the right to commingle said deposit with other funds of Landlord. Landlord shall deliver the funds deposited herein by Tenant to any purchaser of Landlord's interest in the Premises in the event such interest is sold, and thereupon Landlord shall be discharged from further liability with respect to such deposit. If the claims of Landlord exceed the amount of said deposit, Tenant shall remain liable for the balance of such claims.

     5. Rent Adjustment:

          (a) The following terms shall have the following meanings with respect to the provisions of this Paragraph 5:

               (1) "Building Rentable Area" shall mean all rentable space available for lease in the Building, as determined by Landlord's architect, utilizing the methodology of calculation as outlined on Exhibit A-1 and consistently applied to the Building. If there is a significant change in the aggregate Building Rentable Area, of a permanent nature, as a result of an addition to the Building, partial destruction thereof or similar circumstance, Landlord's accountants shall determine and make an appropriate adjustment to the provisions herein.

               (2) "Tenant's Pro Rata Share" shall mean a fraction, the numerator of which is the Rentable Area of the Premises (i.e., 23,985 square feet) and the denominator of which is the Building Rentable Area (i.e., 97,916 square feet), and is equal to 24.50%. At such time, if ever, any space is added to or subtracted from the Premises pursuant to the terms of this Lease, Tenant's Pro Rata Share shall be increased or decreased accordingly.

               (3) "Operating Expenses" shall mean:

                    A. All operating expenses of any kind or nature which are necessary, ordinary or customarily incurred with respect to the operation and maintenance of the Building Complex as determined in accordance with generally accepted accounting principles and shall include, but not be limited to:

                         (i) Costs of supplies, including but not limited to the
cost of "relamping" all tenant lighting as the same may be required from time to time;

                         (ii) Costs incurred in connection with obtaining and
providing energy for the Building Complex, including but not limited to costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources as well as costs for heating, ventilation, and air conditioning services ("HVAC");

                         (iii) Costs of water and sanitary and storm drainage
services;

                         (iv) Costs of janitorial services;

                         (v) Costs of Security services or systems;

                         (vi) Costs of general maintenance and repairs,
including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in connection with such maintenance and repair work;

                         (vii) Costs of maintenance and replacement of
landscaping; and costs of maintenance, repair, striping and repaving of parking areas, common areas, plazas and other areas used by tenants of the Building Complex, exclusively or in common with others, including trash and snow removal;

                         (ix) Insurance premiums, including fire and all-risk
coverage, together with loss of rent endorsement; public liability insurance; and any other insurance reasonably carried by Landlord on the Building Complex or any component parts thereof;

                         (x) Labor costs, including wages and other payments,
costs to Landlord of worker's compensation and disability insurance, payroll taxes, and welfare fringe benefits.

                         (xi) Professional building management fees and salaries
of on site employees hired by Landlord or its property manager (not to exceed the commercially reasonable rates being charged for similar properties);

                         (xii) Legal, accounting, inspection and other
consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or reasonably to improve the operation, maintenance or state of repair of the Building Complex) incurred for the normal prudent operation of the Building Complex;

                         (xiii) The costs of capital improvements and structural
repairs and replacements made in or to the Building Complex or the cost of any machinery or equipment installed in the Building Complex in order to conform to any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building Complex which take effect after the completion of the initial improvements (herein, "Required Capital Improvement"); the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein, "Cost Savings Improvements"); The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord's accountants applying generally accepted accounting principles), provided that the amortized amount of any Cost Savings Improvement shall be limited in any year to the reduction in Operating Expenses as a result thereof; and

                         (xiv) "Real Estate Taxes" including all real property
taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority, including any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments; provided, however, that any taxes which shall be levied on the rentals of the Building Complex shall be determined as if the Building Complex were Landlord's only property and provided further, that in no event shall the term "Taxes and Assessments", as used herein, include any federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes; such term shall, however, include gross taxes on rentals and expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such Taxes or Assessments (all of the foregoing are collectively referred to herein as "Taxes"). "Assessments" shall include any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building or the Building Complex, or against any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessment shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If the Building Complex has not been fully assessed as a completed project, for the purposes of computing the Real Estate Taxes for any adjustment required herein, the same shall be increased by Landlord's accountants, in accordance with their estimate of what the assessment will be, upon full completion of the Building Complex, including installation of all tenant finish items.

                         (xv) Any other expense which under generally accepted
accounting principles would be considered a normal maintenance or operating expense.

     If Landlord selects an accrual accounting basis for calculating Operating Expenses, Operating Expenses shall be deemed to have been paid when such expenses have accrued in accordance with generally accepted accounting principles.

               B. Operating Expenses shall expressly exclude Landlord's income taxes; leasing commissions, advertising and promotional expenses; interest on debt or amortization payments on any mortgages or deeds of trust except as provided in Paragraph 5(a)(3)(A)(xii); costs of repairs or other work occasioned by fire, windstorm or other casualty to the extent of insurance proceeds received; and any other expense which under generally accepted accounting principles would not be considered a normal maintenance or operating expense, except as otherwise specifically provided for in paragraph 4 of the Lease Addendum.

          (b) If, during any year or portion thereof, the Building is less than ninety-five percent (95%) occupied, those Operating Expenses which vary with the occupancy levels in the Building shall be adjusted by Landlord to reflect the level of Operating Expenses which reasonably would be incurred by Landlord in the event the Building were ninety-five percent (95%) occupied; similarly, Real Estate Taxes shall be adjusted by Landlord to reflect a fully occupied, fully assessed Building, and the Building revenue shall be treated as if there were no "free rent" periods or periods of rental abatement in making such adjustment (such adjustments as described in this sentence being referred to herein as a "Gross-Up"). Further, Operating Expenses shall be retroactively adjusted by Landlord to include the cost of all maintenance contracts incurred by Landlord during the second year of operation of the Building and any costs of operation or maintenance in the Building which would have been incurred during the Base Year but for the fact that such costs and/or expenses were covered by warranties covering the Building during the initial twelve (12) months of the Building's operation (or such longer warranty period as Landlord may have procured), it being the intent of the parties that Operating Expenses (i) shall not be artificially low by virtue of the fact that any Building components were subject to contract warranties, and (ii) shall reflect the entire costs of ownership and operation of the Building during a normal twelve (12) month period, such adjustment being agreed to by the parties. Landlord shall not recover through Operating Expenses any item of cost more than once. Landlord shall, at all times during the entire term of this Lease, operate, manage, maintain and repair the Building in a lawful, efficient and businesslike manner in accordance with sound property management practices.

          (c) From and after the Commencement Date, Tenant shall pay to Landlord as Additional Rent during the balance of the term hereof an estimate of Tenant's Pro Rata Share of Operating Expenses as reasonably estimated by Landlord, payable monthly, at the rate of one twelfth (1/12) thereof, on the same date and at the same place Base Rent is payable, with an adjustment to be made between the parties at a later date as hereinafter provided. Landlord shall deliver to Tenant, as soon as practicable following the end of any calendar year, an estimate of the Operating Expenses for the new calendar year (the "Budget Sheet"). Until receipt of the Budget Sheet, Tenant shall continue to pay its monthly Tenant's Pro Rata Share of Operating Expenses based upon the estimate for the preceding calendar year. To the extent that the Budget Sheet reflects an estimate of Tenant's Pro Rata Share of Operating Expenses for the new calendar year greater than the amount actually paid to the date of receipt of the Budget Sheet for the new calendar year, Tenant shall pay such amount to Landlord within thirty (30) days of receipt of the Budget Sheet. Upon receipt of the Budget Sheet, Tenant shall thereafter pay the amount of its monthly Tenant's Pro Rata Share of Operating Expenses as set forth in the Budget Sheet. As soon as practicable following the end of any calendar year, but not later than May 1st, Landlord shall submit to Tenant a statement in reasonable detail describing the computations of the Operating Expenses setting forth the exact amount of Tenant's Pro Rata Share of Operating Expenses for the calendar year just completed (the "Statement"), and the difference, if any, between the actual Tenant's Pro Rata Share of Operating Expenses for the calendar year just completed and the estimated amount of Tenant's Pro Rata Share of Operating Expenses paid by Tenant to Landlord. Notwithstanding the foregoing, Landlord's failure to deliver the Statement to Tenant on or before May 1st, shall in no way serve as a waiver of Landlord's rights under this Paragraph. To the extent that the actual Tenant's Pro Rata Share of Operating Expenses for the period covered by the Statement is higher than the estimated Tenant's Pro Rata Share of Operating Expenses which Tenant previously paid during the calendar year just completed, Tenant shall also pay to Landlord such balance within thirty (30) days following receipt of the Statement from Landlord. To the extent that the actual Tenant's Pro Rata Share of Operating Expenses for the period covered by the Statement is less than the estimated Tenant's Pro Rata Share of Operating Expenses which Tenant previously paid during the calendar year just completed, Landlord shall credit the excess against any sums then owing or next becoming due from Tenant under the Lease.

          (d) If the Lease term hereunder covers a period of less than a full calendar year during the first or last calendar years of the term hereof, Tenant's Pro Rata Share of Operating Expenses for such partial year shall be calculated by proportionately reducing the Operating Expenses to reflect the number of months in such year during which Tenant leased the Premises (the "Adjusted Operating Expenses"). The Adjusted Operating Expenses shall then be compared with the actual Operating Expenses for said partial year to determine the amount, if any, of any increases in the actual Operating Expenses for such partial year over the Adjusted Operating Expenses. Tenant shall pay Tenant's Pro Rata Share of any such increases within ten (10) days following receipt of notice thereof.

          (e) Tenant shall have the right at its own expense and at a reasonable time (after written notice to Landlord) within ninety (90) days after receipt of the Statement to audit Landlord's books relevant to the Additional Rent due under this Paragraph 5. In the event Tenant does not audit Landlord's books and deliver the results thereof to Landlord within said ninety (90) day period, the terms and amounts set forth in the Statement shall be deemed conclusive and final and Tenant shall have no further right to adjustment. In the event Tenant's examination reveals that an error has been made in Landlord's determination of Tenant's Pro Rata Share of Operating Expenses and Landlord agrees with such determination, then the amount of such adjustment shall be payable by Landlord or Tenant, to the other party as the case may be. In the event Tenant's examination reveals an error has been made in Landlord's determination of Tenant's Pro Rata Share of Operating Expenses, and Landlord disagrees with the results thereof, Landlord shall have thirty (30) days to obtain an audit from an accountant of its choice to determine Tenant's Pro Rata Share of Operating Expenses. In the event Landlord's accountant and Tenant's accountant are unable to reconcile their audits, both accountants shall mutually agree upon a third accountant, whose determination of Tenant's Pro Rata Share of Operating Expenses shall be conclusive. In the event the amount of error by Landlord is determined to be ten percent (10%) or more, the reasonable costs of the three audits made pursuant to this subparagraph shall be paid by Landlord. In the event the amount of error by Landlord is determined to be less than ten percent (10%), the reasonable costs of the three audits made pursuant to this subparagraph shall be paid by Tenant.

          (f) Landlord's failure during the Lease term to prepare and deliver any statements or bills, or Landlord's failure to make a demand under this Paragraph or under any other provision of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any items of Additional Rent which may have become due pursuant to this Paragraph during the term of this Lease. Tenant's liability for all Additional Rent due under this Paragraph 5 shall survive the expiration or earlier termination of this Lease.

          (g) Notwithstanding anything set forth in this Lease to the contrary, in the event Tenant directly contracts for services which are included in Operating Expenses, and directly pays to any such contractor the amount for such services, Tenant's Pro Rata Share of Operating Expenses shall be reduced by the amount actually paid directly by Tenant to the applicable service provider. In order to receive such credit, Tenant must deliver to Landlord evidence of such payment reasonably satisfactory to Landlord.

     6. Character of Occupancy:

          (a) The Premises are to be used for general offices not inconsistent with the character and type of tenancy found in comparable office buildings of a similar size, use and character in the Northwest Suburban area of Denver, Colorado and for no other purpose without the prior written consent of Landlord. Tenant shall, at its sole expense, comply with all laws applicable to its use of the Premises and obtain all permits or licenses required for the transaction of business at the Premises. Notwithstanding the foregoing, Tenant shall not be required to make any capital improvements to the Premises in order to so comply. Any such improvements shall be performed by Landlord, and the costs shall be passed through as Operating Expenses and amortized as provided in Section 5(a)(3)A.(xiii).

          (b) Tenant shall not suffer nor permit the Premises nor any part thereof to be used in any manner, nor anything to be done therein, nor suffer or permit anything to be brought into or kept therein, which would in any way (i) make void or voidable any fire or liability insurance policy then in force with respect to the Building Complex, (ii) make unobtainable from reputable insurance companies authorized to do business in the state where the Premises are located any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate at standard rates, (iii) cause or in Landlord's reasonable opinion be likely to cause physical damage to the Building Complex or any part thereof, (iv) constitute a public or private nuisance, (v) impair, in the reasonable opinion of Landlord, the appearance, character or reputation of the Building Complex, (vi) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants of the Building, (vii) impair or interfere with any of the Building services or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, or annoyance to Landlord or any of the other tenants or occupants of the Building Complex, any such impairment or interference to be based upon the reasonable judgment of Landlord, (viii) create waste in, on or around the Premises, Building, or Building Complex, or (x) (ix) make any noise or set up any vibration which will disturb other tenants, except in the course of permitted repairs or alterations at times permitted by Landlord.

          (c) Tenant shall not use the Premises nor permit anything to be done in or about the Premises or Building Complex which will in any way conflict with any law, statute, ordinance, protective covenants affecting the Building Complex or governmental or quasi-governmental rules or regulations now in force or which may hereafter be enacted or promulgated. Tenant shall give written notice within two (2) days from receipt thereof to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Landlord shall give prompt notice to Tenant of any notice it receives relative to the violation by Tenant of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.

          (d) Tenant, by execution of this Lease and occupancy of the Premises, agrees to comply with any declaration of covenants, conditions and restrictions for the Westmoor Technology Park, now or hereafter entered into, as the same may be amended from time to time ("Covenants") as applicable to Tenant's use and enjoyment of the Premises, Building Complex and Westmoor Technology Park. In addition to all rights available to Landlord hereunder, in the event Landlord is obligated to pay to the association created pursuant to the Covenants ("Association") any fines, assessments, charges or other amounts on account of any act or omission of Tenant, its agents, employees or invitees, Tenant shall, upon demand, reimburse Landlord for such amounts, together with interest thereon at the Interest Rate. Landlord shall deliver to Tenant a copy of the Covenants at such time as the same are recorded in the real property records of Jefferson County, Colorado ("Records"), and Landlord shall deliver copies of the amendments thereto at such time as such amendments are recorded in the Records.

     7. Services and Utilities:

          (a) Landlord agrees, without charge except as provided herein with respect to Operating Expenses, and in accordance with reasonable standards from time to time prevailing for buildings in the Westmoor Technology Park area, to furnish water to the Building for use in lavatories and drinking fountains (and to the Premises if the plans for the Premises so provide); during ordinary business hours to furnish such heated or cooled air to the Premises as may, in the reasonable judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises provided that Tenant complies with the reasonable recommendations of Landlord's engineer or other duly authorized representative, regarding occupancy and use of the Premises; to provide janitorial services for the Premises (including such interior and exterior window washing as may be required), such janitorial services to be provided five days a week, except for "Holidays" as herein defined; during ordinary business hours to cause electric current to be supplied for lighting the Premises and public halls; and to furnish such snow removal services to the Building Complex as may, in the judgment of Landlord, be reasonably required for safe access to the Building Complex.

          (b) Landlord shall provide electricity for normal office purposes including but not limited to fluorescent and incandescent lighting, including task and task ambient lighting systems and for normal office equipment including but not limited to duplicating (reproduction) machines, communications and audio visual equipment, vending machines, personal computers (provided they do not require any additional voltage or special electrical requirements) executive kitchen equipment and internal communication systems (which may include piped-in music). To the extent that electric current is utilized, Tenant's rent shall be increased from time to time by Landlord in such amounts to cover the actual cost of providing electric current to the Premises Tenant shall install as part of the initial tenant improvements, a check meter to determine the amount of electric current which Tenant is utilizing. The cost of such usage, and check meter, including but not limited to installation and repair thereof, shall be paid by Tenant.

          (c) If Tenant requires water in excess of that usually furnished or supplied for use in the Premises as general office space, Tenant shall first procure the consent of Landlord for the use thereof. Tenant agrees to pay to Landlord such amounts as Landlord reasonably determines are necessary to cover the costs of such increased use of water, including, but not limited to, the cost of installation, monitoring, maintenance and repair of any check meter or other instrument reasonably necessary to measure the use of additional water.

          (d) Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations, now or hereafter in force or effect, it being understood and agreed to by Tenant that Landlord may discontinue, reduce or curtail such services, or any of them at such times as it may be necessary by reason of accident, unavailability of employees, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, or due to any other happening beyond the reasonable control of Landlord. In the event of any such interruption, reduction or discontinuance of Landlord's services, Landlord shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant or cause or permit an abatement, reduction or setoff of rent, or operate to release Tenant from any of Tenant's obligations hereunder.

          (e) Whenever heat generating machines or equipment are used by Tenant in the Premises which adversely affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises in the event Landlord's independent consulting engineer determines same are necessary as a result of Tenant's use of lights or equipment which generate heat loads in excess of those for which the HVAC system is designed and the cost therefor, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. For purposes hereof, Tenants use of normal and customary office equipment in reasonable amounts for reasonable times shall be deemed to not adversely affect the temperature.

          (f) If Tenant requires HVAC service beyond ordinary business hours (hereafter "After Hours Usage"), such service must be requested from the Building manager at least twenty-four (24) hours prior thereto. After Hours Usage shall only be supplied in one-half floor increments of the Building, for a minimum of four (4) hour periods, with increments of one half (1/2) hour thereafter. Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses for After Hours Usage in an amount equal to $38.00 per hour. If more than one tenant is being furnished After Hour Usage during the same period, the charge to Tenant shall be appropriately pro rated to reflect such multiple use of After Hour Usage. Not withstanding the above, Tenant shall not be required to pay the $38.00 per hour charge during the first two (2) months of the Lease term.

     8. Quiet Enjoyment: Subject to the provisions of this Lease, Landlord covenants that Tenant on paying the rent and performing the covenants of this Lease on its part to be performed shall and may peacefully and quietly have, hold and enjoy the Premises for the term of this Lease. Landlord shall not be responsible for the acts or omissions of any other tenant or third party which may interfere with Tenant's use and enjoyment of the Premises. In the event of any transfer or transfers of Landlord's interest in the Premises or in the real property of which the Premises are a part, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

     9. Maintenance and Repairs:

          (a) Notwithstanding any other provisions of this Lease, Landlord shall repair and maintain in a good condition the structural portions of the Building, including the elevators, plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the negligence of Tenant, its agents, servants, employees, licensees or invitees, in which case Tenant shall pay to Landlord, on demand, the cost of such maintenance and repairs less the amount of any insurance proceeds received by Landlord on account thereof, if applicable. Landlord shall also maintain and keep in good order and repair the Building roof; the curtain wall, including all glass connections at the perimeter of the Building; all exterior doors, including any exterior plate glass within the Building; the Building ventilating systems; elevators; Building telephone and electrical closets; public portions of the Building or Building Complex, including but not limited to the landscaping, walkways, and lobbies and corridors, parking structure, and interior portions of the Building above and below grade which are not covered by leases.

          (b) Tenant, at Tenant's sole cost and expense, except for services furnished by Landlord pursuant to Paragraph 7 hereof, shall maintain, in good order, condition and repair, the Premises, including the interior surfaces of the ceilings (if damaged or discolored due in whole or in part to the negligence of Tenant), walls and floors, all doors, interior glass partitions or glass surfaces (not exterior windows) and pipes, which provide service solely for the Tenant's Premises, electrical wiring, switches, fixtures and other special items, subject to the provisions of Paragraph 15 hereof. In the event Tenant fails to so maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to maintain the Premises. In the event Tenant fails to promptly commence such work and diligently pursue it to completion, then Landlord shall have the right, but shall not be required, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. The funds so expended plus ten percent (10%) of such amounts as an overhead/administrative charge shall be due and payable by Tenant within ten (10) days after receipt of Landlord's invoice therefor. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

     10. Alterations and Additions:

          (a) Tenant shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord (except as provided for in paragraph 8 of the Lease Addendum), which consent shall not be unreasonably withheld provided the alterations are not structural or mechanical in nature. Tenant shall submit any such request to Landlord at least thirty (30) days prior to the proposed commencement date of such work. Landlord may impose, as a condition to such consent, and at Tenant's sole cost, such reasonable requirements as Landlord may deem necessary in its judgment, including without limitation, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed and the times during which the work is to be accomplished, approval of all plans and specifications and the procurement of all licenses and permits. Landlord shall be entitled to post notices on and about the Premises with respect to Landlord's non-liability for mechanics' liens and Tenant shall not permit such notices to be defaced or removed. Tenant further agrees not to connect any apparatus, machinery or device to the Building systems, including electric wires, fiber optic systems, telecommunication systems, cable trays, duct work, water pipes, fire safety, heating and mechanical systems, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

          (b) All alterations, improvements and additions to the Premises, including, by way of illustration but not by limitation, all counters, screens, grilles, special cabinetry work, partitions, paneling, carpeting, drapes or other window coverings and light fixtures, shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury at the end of the Lease term, whether by lapse of time or otherwise, unless Landlord, by notice given to Tenant no later than fifteen (15) days prior to the end of the term, shall elect to have Tenant remove all or any of such alterations, improvements or additions (excluding non-movable office walls), and in such event, Tenant shall promptly remove, at its sole cost and expense, such alterations, improvements and additions and restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear and damage due to casualty or condemnation excepted. Any such removal, whether required or permitted by Landlord, shall be at Tenant's sole cost and expense, and Tenant shall restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear and damage due to casualty or condemnation excepted. All movable partitions, machines and equipment which are installed in the Premises by or for Tenant, without expense to Landlord, and can be removed without structural damage to or defacement of the Building or the Premises, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the Premises (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during the term of this Lease. However, if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Building or the Premises resulting from such removal. All additions or improvements which are to be surrendered with the Premises shall be surrendered with the Premises, as a part thereof, at the end of the term or the earlier termination of this Lease.

          (c) If Landlord permits persons requested by Tenant to perform any alterations, repairs, modifications or additions to the Premises, then prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the state where the Premises are located evidencing that worker's compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and maintained by all such contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord as an additional insured and shall provide that the same may not be canceled or modified without thirty (30) days prior written notice to Landlord.

          (d) Tenant, at its sole cost and expense, shall cause any permitted alterations, decorations, installations, additions or improvements in or about the Premises to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction, and in such manner as not to interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building, and so as to maintain harmonious labor relations in the Building.

     11. Entry by Landlord:

          Landlord and its agents shall have the right to enter the Premises at all reasonable times upon 24 hour notice for the purpose of examining or inspecting the same, to supply any services to be provided by Landlord hereunder, to show the same to prospective purchasers of the Building, to make such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, and during the last six
(6) months of the term to show the same to prospective tenants of the Premises. Landlord and its agent may enter the Premises at all times and without advance notice for the purpose of responding to an actual or apparent emergency. Landlord may for the purpose of supplying scheduled janitorial services and evaluating janitorial services at any time and from time to time enter the Premises by means of a master key without liability to Tenant and without affecting this Lease. If, during the last 60 days of the term hereof, Tenant shall have removed substantially all of its property from the Premises, Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of rent or incurring liability to Tenant for any compensation, provided such entry does not unreasonably interfere with Tenant's use of the Premises.

     12. Mechanic's Liens: Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord's interest in the Premises, Building or Building Complex and Tenant will keep the Premises, Building and Building Complex free and clear of all mechanic's liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including attorneys' fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to Tenant, including lien claims of laborers, materialmen or others. Should any such liens be filed or recorded against the Premises, Building or Building Complex with respect to work done for or materials supplied to or on behalf of Tenant or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within ten (10) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction if provided by applicable law or statute of the state where the Premises are located. If Tenant shall be in default in paying any charge for which such a mechanic's lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs associated therewith, and the amount so paid, together with interest at the Interest Rate and reasonable attorneys' fees incurred in connection therewith, shall be immediately due and payable from Tenant to Landlord as Additional Rent.

     13. Damage to Property, Injury to Persons:

          (a) Tenant, for itself and its legal representatives, successors and assigns, hereby indemnifies and agrees to hold harmless Landlord, its agents, employees, contractors, legal representatives, successors and assigns, from any and all claims of liability for any injury or damage to any person or property whatsoever occurring in, on or about the Premises or the Building Complex or any part thereof, to the extent such injury or damage is caused by the negligence of Tenant, its agents, contractors, employees, licensees or invitees. Tenant further agrees to indemnify and to hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, employees, licensees or invitees. Such indemnities shall include by way of example, but not limitation, all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim, action or proceeding.

          (b) Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building Complex, or by any owner or occupant of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities of others. To the extent not covered by normal fire and extended coverage insurance, Tenant agrees to pay for all damage to the Building Complex, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence of Tenant or any of its agents, contractors, employees, licensees or invitees.

          (c) Neither Landlord nor its agents or employees shall be liable for any damage to property entrusted to Landlord, its agents or employees, or employees of the building manager, if any, nor for the loss or damage to any property occurring by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness, or any other cause whatsoever; provided, however, nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its negligence. Neither Landlord nor its agents or employees shall be liable for interference with the lights, view or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building or Building Complex unless due to Landlord's negligence or willful misconduct. Tenant shall give prompt notice to Landlord in case of fire or accidents in or about the Premises or the Building or of defects therein or in the fixtures or equipment located therein.

          (d) In case any claim, demand, action or proceeding is made or brought against Landlord, its agents or employees, by reason of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, its agents or employees, or which gives rise to Tenant's obligation to indemnify Landlord, Tenant shall be responsible for all costs and expenses, including but not limited to reasonable attorneys' fees incurred in defending or prosecution of the same, as applicable.

     14. Insurance:

          (a) Landlord agrees to carry and maintain general public liability insurance against claims for personal injury, including death and property damage in or about the Building Complex (excluding Tenant's Property), such insurance to be in such amounts as Landlord (or its mortgagees) may deem appropriate. Such insurance may expressly exclude property paid for by tenants or paid for by Landlord for which tenants have reimbursed Landlord located in, or constituting a part of the Building or the Building Complex. Such insurance shall afford coverage for damages resulting from (a) fire, (b) perils covered by extended coverage insurance, and (c) explosion of steam and pressure boilers and similar apparatus located in the Building or the Building Complex. Landlord may carry such other additional insurance coverage as Landlord or Landlord's mortgagee deems appropriate including coverage for loss of rents. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in the State where the Premises are located.

          (b) Tenant shall, at its own cost, at all times during the term of this Lease and any extensions hereof, procure and maintain insurance for hazard, fire and extended coverage on Tenant's Property and the contents of the Premises in an amount equal to full replacement cost thereof, and comprehensive general liability insurance, including coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations, contractual liability, owner's protective liability, host liquor legal liability and broad form property damage with the following limits of liability: Two Million Dollars ($2,000,000.00) each occurrence combined single limit for bodily injury, property damage and personal injury; Two Million Dollars ($2,000,000.00) aggregate for bodily injury and property damage for products and completed operations. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in the State where the Premises are located, with general policyholder's ratings of not less than "A" and a financial rating of not less than "XI" in the most current available Best's Insurance Reports, and shall be otherwise satisfactory to Landlord. All such policies shall name Landlord as an additional insured, and shall provide that the same may not be canceled or altered except upon thirty (30) days prior written notice to Landlord. All insurance maintained by Tenant shall be primary to any insurance provided by Landlord. If Tenant obtains any general liability insurance policy on a claims-made basis, Tenant shall provide continuous liability coverage for claims arising during the entire term of this Lease, regardless of when such claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy. Tenant shall provide certificate(s) of such insurance to Landlord upon commencement of the Lease term and at least thirty (30) days prior to any annual renewal date thereof and upon request from time to time and such certificate(s) shall disclose that such insurance names Landlord as an additional insured, in addition to the other requirements set forth herein. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

          (c) Each party agrees to use its best efforts to include in each of its policies insuring against loss, damage or destruction by fire or other casualty a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (i) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty; or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy. Each such policy which shall so name a party hereto as an additional insured shall contain, if obtainable, agreements by the insurer that the policy will not be canceled without at least thirty (30) days prior notice to both insureds and that the act or omission of one insured will not invalidate the policy as to the other insured. Any failure by either party, if named as an additional insured, promptly to endorse to the order of the other party, without recourse, any instrument for the payment of money under or with respect to the policy of which the other party is the owner or original or primary insured, shall be deemed a default under this Lease.

          (d) Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including the Building, Building Complex, the Premises and rental value or business interruption) occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the above party as an additional insured as provided above.

          (e) Neither Landlord, the Building manager, if any, nor their respective agents shall be liable for any damage to the property of Tenant or others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise and Tenant shall indemnify Landlord of and from any loss or damages, costs or actions Landlord may suffer or incur as a result of such loss or damage to Property.

     15. Damage or Destruction to Building:

          (a) In the event that the Premises or the Building are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs and restoration can, in Landlord's reasonable opinion, be made within one hundred twenty (120) days after the occurrence of such damage without the payment of overtime or other premiums, and until such repairs and restoration are completed, the Base Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business, as may be reasonably determined by Tenant, (but there shall be no abatement of Base Rent by reason of any portion of the Premises being unusable for a period equal to one day or less). Landlord agrees to notify Tenant within thirty (30) days after such casualty if it estimates that it will be unable to repair and restore the Premises within said one hundred twenty (120) day period. Such notice shall set forth the approximate length of time Landlord estimates will be required to complete such repairs and restoration. Notwithstanding anything to the contrary contained herein, if Landlord cannot or estimates it cannot make such repairs and restoration within said one hundred twenty (120) day period, then Tenant may, by written notice to Landlord cancel this Lease, provided such notice is given to Landlord within fifteen (15) days after Landlord notifies Tenant of the estimated time for completion of such repairs and restoration. Notwithstanding the preceding sentence, Tenant may not cancel this Lease as hereinabove stated if the damage to the Premises or the Building is in whole or in part the result of the negligence of Tenant, its agents, contractors, employees, licensees or invitees. Except as provided in this Paragraph 15, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any such repairs, alterations or improvements in or to the Building, Premises or fixtures, appurtenances and equipment. Tenant understands that Landlord will not carry insurance of any kind on Tenant's Property, including furniture and furnishings, or on any fixtures or equipment removable by Tenant under the provisions of this Lease, or any improvement installed in the Premises by or on behalf of Tenant, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

          (b) In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though the Premises may not be affected, or if affected, can be repaired within said 180 days) that Landlord, within thirty
(30) days after the happening of such injury, shall decide not to reconstruct or rebuild the Building, then notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said thirty (30) days, Tenant shall pay the rent, properly apportioned up to date of such casualty, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be released and discharged from all further obligations hereunder (except those obligations which expressly survive termination of the Lease term).

     16. Condemnation:

          (a) If the whole of the Premises or so much thereof as to render the balance unusable by Tenant for the proper conduct of its business shall be taken under power of eminent domain or transferred under threat thereof, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such election within thirty (30) days after such conveyance or taking possession, whichever is earlier, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. No award for any partial or entire taking shall be apportioned and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Notwithstanding the foregoing, Tenant shall be entitled to seek, directly from the condemning authority, an award for its removable trade fixtures, equipment and personal property and relocation expenses, if any, to the extent Landlord's award is not diminished. In the event of a partial taking which does not result in a termination of this Lease, Base Rent shall be reduced in proportion to the reduction in the size of the Premises so taken and this Lease shall be modified accordingly. Promptly after obtaining knowledge thereof, Landlord or Tenant, as the case may be, shall notify the other of any pending or threatened condemnation or taking affecting the Premises or the Building.

          (b) If all or any portion of the Premises shall be condemned or taken for governmental occupancy for a limited period, this Lease shall not terminate and Landlord shall be entitled to receive the entire amount of any such award or payment thereof as damages, rent or otherwise. Tenant hereby assigns to Landlord any award which may be made in such temporary taking, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Tenant shall be entitled to receive an abatement of Base Rent and Operating Expenses in proportion to the reduction in the size of the Premises so taken.

     17. Assignment and Subletting:

          (a) Tenant shall not permit any part of the Premises to be used or occupied by any persons other than Tenant and its employees, nor shall Tenant permit any part of the Premises to be used or occupied by any licensee or concessionaire or permit any persons other than Tenant, its employees and invitees, to be upon the Premises. Tenant shall not voluntarily, by operation of law, or otherwise, assign, transfer or encumber this Lease or any interest herein nor sublet or part with possession of all or any part of the Premises (any and all of which shall hereinafter be referred to as "Transfer") without Landlord's prior written consent which consent shall not be unreasonably withheld. Any Transfer without the prior written consent of Landlord shall constitute a default hereunder and shall be void ab initio and shall confer no rights upon any third party, notwithstanding Landlord's acceptance of rent payments from any purported transferee. Landlord's consent to any requested assignment of this Lease or subletting of all or any part of the Premises shall be subject to the following conditions:

               (1) such consent and resulting subletting or assignment shall not relieve Tenant of its primary obligations hereunder, including the obligation for payment of all rents due hereunder;

               (2) Landlord, upon monetary default by Tenant hereunder, may collect the rent from the subtenant or assignee, and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed an acceptance by Landlord of the subtenant or assignee as the tenant hereof, or a release of Tenant from further performance of covenants on the part of Tenant herein contained;

               (3) any such subtenant or assignee shall be a company or other entity of good repute, engaged in a business or profession compatible with and in keeping with the then standards of the Building and financially capable of performing its obligations with respect to the space so sublet or assigned;

               (4) such subtenant or assignee shall assume and agree to perform all of Tenant's obligations under this Lease insofar as they pertain to the space so sublet or assigned; and

               (5) Tenant is not in default (beyond any applicable cure period) of any term or condition of this Lease at the time it requests Landlord's consent.

          (b) Notwithstanding the provisions of subsection 17 (a)(2) above to the contrary, in the event of any Transfer of this Lease or all or any part of the Premises by Tenant, Landlord in addition to any rights contained herein, shall have the option, at its discretion from time to time, to collect and receive fifty percent (50%) of the excess of rent due to Tenant (after recoupment by Tenant of its reasonable costs of such subletting or assignment) from such sublessee or assignee over the Base Rent due hereunder. Further, in the event of any Transfer of this Lease of all or any part of the Premises by Tenant without the prior written consent of Landlord, Landlord, in addition to any rights contained herein shall have the following options, at its discretion:

               (1) To give Tenant written notice of Landlord's intention to terminate this Lease on the date such notice is given or on any later date specified therein, whereupon, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and this Lease shall thereupon be terminated, except as to any uncompleted obligations of Tenant; or

               (2) To re-enter and take possession of the Premises or the part thereof subject to such Transfer, and to enforce all rights of Tenant, and receive and collect all rents and other payments due to Tenant, in accordance with such sublet or assignment of the Premises, or any part thereof, as if Landlord was the sublettor or assignor, and to do whatever Tenant is permitted to do pursuant to the terms of such sublease or assignment.

          (c) At the time of making a request for Landlord's consent to a Transfer and not less than thirty (30) days prior to the proposed effective date thereof, Tenant shall provide to Landlord such information as Landlord, its accountants and attorneys, shall reasonably require with respect to such proposed Transfer, including but not limited to name and address of the proposed transferee, description of business operations, financial information and certificate of corporate authority and good standing or partnership certificate, as applicable.

          (d) Consent of Landlord to a Transfer shall not relieve Tenant from seeking consent to any subsequent Transfers.

          (e) Subletting or assignments by subtenants or assignees shall not be permitted under any circumstances, nor shall Tenant be permitted to assign this Lease or sublet all or any part of the Premises during any period of time that all or any portion of the Base Rent is abated. Further, no option to renew or extend the term of this Lease or to lease additional space, if any, shall be exercisable by any subtenant or assignee.

          (f) All subleases or assignments shall be in writing and a copy thereof provided to Landlord within ten (10) days of its effective date. All subleases shall further contain an express provision that in the event of any default by Tenant under this Lease and upon notice thereof to the subtenant from Landlord, all rentals payable by the subtenant shall be paid directly to Landlord, for the Tenant's account, until subsequent notice from Landlord that such default has been cured. Notwithstanding the foregoing, receipt by Landlord of rent directly from the subtenant shall not be considered a waiver of the default on the part of Tenant, nor an acceptance of such subtenant.

          (g) Tenant shall have no right to sublet any portion of the Premises or assign the Lease to any tenant in the Westmoor Business Park with whom Landlord has engaged in written negotiations within the prior three (3) months without Landlord's prior written consent which may be withheld for any reason or no reason. A "written negotiation" shall include a proposal submitted by Landlord to a prospective Tenant.

     18. Estoppel Certificate: Both parties further agrees at any time and from time to time on or before ten (10) days after written request, to execute, acknowledge and deliver to the other an estoppel certificate certifying (to the extent it believes the same to be true) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid, if any, that Tenant claims no present charge, lien, claim or offset against rent (or if such claim exists, specifying the nature thereof), the rent is not prepaid for more than one month in advance and such other matters as may be reasonably required by Landlord, Landlord's mortgagee, or any potential purchaser of the Building, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein, or a holder of any mortgage or deed of trust encumbering any portion of the Building Complex or any sublessee. Notwithstanding the foregoing, in the event that Tenant does not execute the statement required by this paragraph, Tenant hereby grants to Landlord a power of attorney coupled with an interest to act as Tenant's attorney in fact for the purpose of executing such statement or statements required by this Paragraph.

     19. Default:

          (a) The following events (herein referred to as an "event of default") shall constitute a default by Tenant hereunder;

               (1) Tenant shall fail to pay within five (5) days of the date when due any installment of Base Rent, Additional Rent or any other amounts payable hereunder. Prior to Tenant being declared in default hereunder, Landlord agrees to provide written notice to Tenant and a five (5) day cure period one
(1) time per each calendar year. Any subsequent default within said calendar year may be declared without prior written notice to Tenant;

               (2) This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party in violation of the provisions of this Lease, except as permitted herein;

               (3) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within forty-five (45) days after the levy thereof;

               (4) Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors;

               (5) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant shall be instituted against Tenant, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

               (6) Tenant shall fail to take possession of the Premises within thirty (30) days of the Commencement Date;

               (8) Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed (other than the obligation to pay rent or any other charges payable hereunder), and such nonperformance shall continue for a period of fifteen (15) days after notice thereof by Landlord to Tenant; provided, however, that if Tenant cannot reasonably cure such nonperformance within fifteen (15) days, Tenant shall not be in default if it commences cure within said fifteen (15) days and diligently pursues the same to completion; and

               (9) Tenant shall fail to obtain a release of any mechanic's lien, as required herein.

               (10) Tenant shall violate or breach any covenants or condition contained in the Covenants or any rules or regulations of the Association established pursuant thereto and shall not cure such violation or breach within fifteen (15) days after notice thereof from the Association or from Landlord.

          (b) Upon the occurrence of an event of default, Landlord shall have the right, at its election, then or at any time thereafter and while any such event of default shall continue, either:

               (1) To give Tenant written notice of Landlord's intention to terminate this Lease on the date such notice is given or on any later date specified therein, whereupon, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and this Lease shall thereupon be terminated; provided however, all of Tenant's obligations, including but not limited to, the amount of Base Rent and other obligations reserved in this Lease for the balance of the term hereof, shall immediately be accelerated and due and payable.

               (2) To re-enter and take possession of the Premises or any part thereof and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to re-enter the Premises as provided in this Paragraph 19(b)(2) or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon such reletting. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event, this Lease will terminate as specified in said notice.

          (c) In the event that Landlord does not elect to terminate this Lease as permitted in Paragraph 19(b)(1) hereof, but on the contrary, elects to take possession as provided in Paragraph 19(b)(2), Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting. Tenant shall pay such rent and other sums to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not been retaken.

          (d) In the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present worth at the rate of eight percent (8%) per annum. Alternatively, at Landlord's option, Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums arising under the Lease for the balance of the term had the Lease not been terminated, less the net proceeds, if any, from any subsequent reletting, after deducting all expenses associated therewith and as enumerated above. Landlord shall be entitled to receipt of such amounts from Tenant monthly on the days on which such sums would have otherwise been payable.

          (e) Suit or suits for the recovery of the amounts and damages set forth above may be brought by Landlord, from time to time, at Landlord's election and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be.

          (f) After an event of default by Tenant, Landlord may sue for or otherwise collect all rents, issues and profits payable under all subleases on the Premises, including those past due and unpaid.

          (g) After an event of default by Tenant, Landlord may without terminating this Lease, enter upon the Premises, with force if necessary, without being liable for prosecution of any claim for damages, without being deemed guilty of any manner of trespass and without prejudice to any other remedies, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with the Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this subparagraph unless caused by the negligence of Landlord.

          (h) No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any unilateral termination of this Lease, this Lease shall continue in force and effect as to any provisions hereof which require observance or performance of Landlord or Tenant subsequent to termination.

          (i) Nothing contained in this Paragraph shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Paragraph.

          (j) Any rents or other amounts owing to Landlord hereunder which are not paid within five (5) days of the date they are due, shall thereafter bear interest from the due date at the rate of eighteen percent (18%) per annum ("Interest Rate") until paid. Similarly, any amounts paid by Landlord to cure any default of Tenant or to perform any obligation of Tenant, shall, if not repaid by the Tenant within five (5) days of demand by Landlord, thereafter bear interest from the date paid by Landlord at the Interest Rate until paid. In addition to the foregoing, Tenant shall pay to Landlord whenever any Base Rent, Additional Rent or any other sums due hereunder remain unpaid more than five (5) days after the due date thereof, an administrative charge to compensate Landlord for the costs and expenses associated with handling a delinquent account equal to ten percent (10%) of the amount due. Further, in the event of default by Tenant, in addition to all other rights and remedies, Landlord shall be entitled to receive from Tenant all sums, the payment of which may previously have been waived or abated by Landlord, or which may have been paid by Landlord pursuant to any agreement to grant Tenant a rental abatement or other monetary inducement or concession, including but not limited to any tenant finish allowance or moving allowance, together with interest thereon from the date or dates such amounts were paid by Landlord or would have been due from Tenant but for the abatement, at the Interest Rate, until paid; it being understood and agreed that such concession or abatement was made on the condition and basis that Tenant fully perform all obligations and covenants under the Lease for the entire term.

          (k) Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive or declaratory relief and specific performance. The exercise or commencement of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including by way of example, but not limitation, reasonable attorneys' fees from the date any such matter is turned over to an attorney, shall also be recoverable by Landlord from Tenant. LANDLORD AND TENANT AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF THIS LEASE SHALL BE HEARD BY A COURT SITTING WITHOUT A JURY AND THUS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

     20. Completion of Premises:

          (a) Landlord has agreed to complete the Premises as more fully set forth in a work letter (the "Work Letter") attached hereto and incorporated herein as Exhibit D. Other than as set forth in the Work Letter and this Lease, Landlord shall have no obligation for the completion of the Premises, and Tenant shall accept the Premises in its "as is" condition on the Commencement Date. Landlord shall not have any obligation for the repair or replacement of any portions of the interior of the Premises, including but not limited to carpeting, draperies, window coverings, wallcoverings or painting, which are damaged or wear out during the term hereof, regardless of the cause therefor, except as may otherwise be specifically set forth in this Lease. If the Premises are not Ready for Occupancy (as hereafter defined) on the Commencement Date, unless such delay is caused by Tenant, its agents or employees, the rental obligations hereunder shall not commence until the Premises are Ready for Occupancy, whereupon, this Lease and all covenants, conditions and terms hereof shall be in full force and effect; and the Termination Date hereof shall be postponed as set forth in paragraph 2(b). The postponement of the rent and term herein provided for such period shall be in full settlement for all claims which Tenant might have by reason of the Premises not being Ready for Occupancy on the Commencement Date. If Tenant wishes to take possession of all or any part of the Premises prior to the date the Premises are Ready for Occupancy, it must first secure the prior written consent of Landlord and such occupancy shall in no way hinder, delay or interfere with Landlord's work in completion of the Premises, and in such event, all terms and provisions of this Lease, including the obligation to pay rent at a rate equal to the monthly rate provided in Paragraph 3 (prorated accordingly) shall apply. "Ready for Occupancy" as that term is used herein shall mean the date when all major construction aspects of the Premises and any remodeling work to be performed by Landlord to the extent agreed to in the Work Letter are completed although minor items are not completed (including but not limited to, touch-up plastering or repainting which does not unreasonably interfere with Tenant's ability to carry on its business in the Premises). A certificate of occupancy (temporary or permanent) as issued by an appropriate government authority, and a certificate of the architect (or other representative of Landlord) in charge of supervising the completion or remodeling of the Premises shall control conclusively the date upon which the Premises are Ready for Occupancy. If Landlord is delayed in delivering the Premises to Tenant because the same are not Ready for Occupancy or due to the failure of a prior occupant to vacate the same, then the rent and term shall be postponed as hereinabove set forth, and such postponement shall be in full settlement of all claims which Tenant may otherwise have by reason of the delay of delivery.

          (b) Landlord, at its sole option, may allow Tenant to enter into the Premises for the purpose of installing furniture, fixtures and equipment and other leasehold improvements, including, but not limited to, wall and floor coverings, millwork and draperies, subject to the terms of the Work Letter prior to the Commencement Date at its sole risk and with no obligation to pay rent provided that such entry and work do not unreasonably interfere in any way with the performance of Landlord's work or other workers in and about the Building. At any time during such period of early entry, if Landlord notifies Tenant that Tenant's entry or work is interfering with or delaying the performance of work to be performed by Landlord or other workers in and about the Building, or causing any disruption whatsoever, Tenant shall forthwith discontinue any further work and shall vacate the Premises, and shall cause its workmen or contractors to remove therefrom, any equipment, materials or installations which are the subject of Landlord's notice.

     21. Removal of Tenant's Property: All movable furniture and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor, and Tenant shall reimburse Landlord for all expenses incurred in connection with the disposition of such property.

     22. Holding Over: Should Tenant, with Landlord's written consent, hold over after the termination of this Lease, Tenant shall be deemed a tenant at will. During such holdover period, Tenant shall be liable for all damages incurred by Landlord as a result of Tenant's withholding of the Premises. Should Tenant holdover after the termination of this Lease, with Landlord's consent, Tenant shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to such month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay monthly rent equal to one hundred fifty percent (150%) of the last monthly rental rate and the other monetary charges as provided herein. Such tenancy shall continue until terminated by Landlord, as provided by law, or until Tenant shall have given to Landlord at least thirty
(30) days written notice prior to the last day of the calendar month intended as the date of termination of such month to month tenancy.

     23. Parking and Common Areas: Tenant shall have the right to utilize five
(5) parking spaces for every one thousand (1,000) square feet of the Premises on a useable basis, in the parking area adjacent to the Building during the Primary Lease Term. Landlord shall have the right, without obligation, and from time to time, to change the number, size, location, shape and arrangement of parking areas and other common areas, create designated or reserved spaces, restrict parking of tenants or their guests to designated areas, designate loading or handicap loading areas, change the level or grade of parking, provided such changes do not reduce Tenant's ratio as set forth above. Except as otherwise specifically provided herein, all access roads, courtyards and other areas, facilities or improvements furnished by Landlord are for the general and nonexclusive use in common of all tenants of the Building, and those persons invited upon the land upon which the Building is situated and shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right, without obligation to establish, modify and enforce such reasonable rules and regulations, which the Landlord may deem reasonable and/or necessary. Unless as otherwise provided, Tenant's use of the parking area, as herein set forth, shall be in common with other tenants of the Building and any other parties permitted by Landlord to use the parking area. The parking rights herein granted shall not be deemed a lease but shall be construed as a license granted by Landlord to Tenant for the term of this Lease. Landlord shall not have the obligation to monitor the utilization of the parking areas or to verify correct utilization of parking facilities by tenants of the Building.

     24. Surrender and Notice: Upon the expiration or earlier termination of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in the same condition received on the Commencement Date, ordinary wear and tear and loss by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to Paragraph 10 hereof. In the event Tenant fails to so vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs and damages, including but not limited to any amounts required to be paid to third parties who were to have occupied the Premises, incurred by Landlord as a result of such failure, plus interest thereon at the Interest Rate on all amounts not paid by Tenant within five (5) days of demand, until paid in full.

     25. Acceptance of Premises by Tenant: Except for latent defects, taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in the condition agreed upon between Landlord and Tenant, and acknowledgment of satisfactory completion of the fix-up work which Landlord has agreed in writing to perform, except as otherwise set forth herein.

     26. Subordination and Attornment:

          (a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases and/or grants of term of the real property and/or the Building or the Building Complex now or hereafter existing and to all deeds of trust, mortgages and building loan agreements, including leasehold mortgages and building loan agreements, which may now or hereafter affect the Building or the Building Complex or any of such leases, whether or not such deeds of trust or mortgages shall also cover other lands or buildings, to each and every advance made or hereafter to be made under such deeds of trust or mortgages, and to all renewals, modifications, replacements and extension of such leases, deeds of trust and mortgages. The provisions of this Paragraph shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant shall promptly execute and deliver to Landlord (or such other party so designated by Landlord), within ten (10) days after request from Landlord an instrument, in recordable form if required, that Landlord, the lessor of any such lease or the holder of any such deed of trust or mortgage or any of their respective successors in interest or assigns may request evidencing such subordination. Failure by Tenant to comply with the requirements of this Paragraph shall be a default hereunder. Notwithstanding the foregoing, in the event that Tenant does not execute such documents as may be required to confirm the subordination set forth in this Paragraph, Tenant hereby grants to Landlord a power of attorney coupled with an interest to act as Tenant's attorney in fact for the purposes of executing whatever documents are necessary to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Paragraph are hereinafter sometimes called "superior leases" and the deeds of trust or mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior deeds of trust" or "superior mortgages". The lessor of a superior lease or the beneficiary of a superior deed of trust or superior mortgage or their successors in interest or assigns are hereinafter sometimes collectively referred to as a "superior party". Notwithstanding the foregoing, upon Tenant's request, Landlord agrees to use good faith efforts to obtain a non-disturbance agreement in the form then being used by such superior party for such purposes, providing that Tenant, notwithstanding a default by Landlord, shall be entitled to remain in possession of the Premises in accordance with the terms of this Lease for so long as Tenant shall not be in default of any term, condition or covenant of this Lease. Further, Tenant shall attorn to such superior party.

          (b) Tenant shall take no steps to terminate this Lease, without giving written notice to such superior party, and a reasonable opportunity to cure (without such superior party being obligated to cure), any default on the part of Landlord under this Lease.

          (c) If, in connection with the procurement, continuation or renewal of any financing for which the Building or the Building Complex or of which the interest of the lessee therein under a superior lease represents collateral in whole or in part, a lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto provided that such modifications do not increase the obligations of Tenant under this Lease or adversely affect any rights of Tenant or decrease the obligations of Landlord under this Lease.

     27. Payments After Termination: No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice of the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease or otherwise exercise its rights and remedies hereunder. The payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

     28. Authorities for Action and Notice:

          (a) Except as otherwise provided herein, Landlord may, for any matter pertaining to this Lease, act by and through its Building manager or any other person designated in writing from time to time.

          (b) All notices or demands required or permitted to be sent by one party to the other hereunder as required by law shall be in writing and shall be deemed to have been validly given or served by delivery of same in person to the addressee by facsimile, or by depositing same with Fed Ex or other carrier, service for next business day delivery, or in the United States mail, postage prepaid, registered or certified mail return receipt requested, addressed as follows:

LANDLORD:      Westmoor Business Park Ltd., LLLP
               717 Seventeenth Street, Suite 2000
               Denver, CO 80202
               Attn: Richard G. McClintock
               Telephone Number: (303) 892-1111
               Facsimile Number: (303) 892-6338

TENANT:        Requisite Technology, Inc.
               10355 Westmoor Drive, Suite 205
               Westminster, CO 80021
               Attn: Chief Financial Officer
               Telephone Number: ________________
               Facsimile Number: ________________

     All notices, demands and requests shall be effective upon such personal delivery upon receipt of facsimile confirmation, or upon being deposited with Fed Ex or other courier service or in the United States mail as required above. However, with respect to notices, demands or requests so deposited with Fed Ex or other courier service or in the United States mail, the time period in which a response to any such notice, demand or request must be given shall commence to run from the next business day after deposit with Fed Ex or other courier service or the date on the return receipt of the notice, demand or request reflecting the date of delivery or rejection of the same by the addressee thereof in the case of a deposit in the United States mail. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least 30 days' written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses.

     29. Liability of Landlord: Landlord's liability under this Lease shall be limited to Landlord's estate and interest in the Building (or to the proceeds thereof) and no other property or other assets of Landlord or its partners (if Landlord is a partnership), agents, employees, legal representatives, successors or assigns, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises. Nothing contained in this Paragraph shall be construed to permit Tenant to offset against rents due a successor landlord, a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord, except as otherwise specifically set forth herein.

     30. Brokerage: Landlord is represented by the Frederick Ross Company ("Landlord Broker"). Tenant represents and warrants that it has dealt only with Colorado Group (the "Tenant Broker") in the negotiation of this Lease. Landlord shall make payment of the brokerage fee due to the Landlord Broker pursuant to and in accordance with Landlord's separate agreement with the Tenant Broker. Tenant hereby agrees to indemnify and hold the Landlord harmless of and from any and all loss, costs, damages or expenses (including, without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to any other broker or person claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease. In the event any claim shall be made against Landlord by any other broker who shall claim to have negotiated this Lease on behalf of Tenant or to have introduced Tenant to the Building or to Landlord, Tenant shall be liable for payment of all reasonable attorneys' fees, costs and expenses incurred by Landlord in defending against the same, and in the event such broker shall be successful in any such action, Tenant shall, in addition, make payment to such broker.

     31. Taxes:

          (a) Tenant shall be liable for and shall pay at least ten (10) days before delinquency and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability in connection with, all taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances placed by or on behalf of Tenant in or about or utilized by Tenant in, upon or in connection with the Premises ("Equipment Taxes"). If any Equipment Taxes are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such personal property, fixtures, machinery, equipment, apparatus, systems or appurtenances of Tenant, and if Landlord, after written notice to Tenant, pays the Equipment Taxes or taxes based upon such an increased assessment (which Landlord shall have the right to do regardless of the validity of such levy, but under proper protest if requested by Tenant prior to such payment and if payment under protest is permissible), Tenant shall pay to Landlord upon demand, as Additional Rent hereunder, the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment; provided, however, that in any such event, Tenant shall have the right, on behalf of Landlord and with Landlord's full cooperation, but at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such tax so paid under protest, and any amount so recovered shall belong to Tenant (provided Tenant has previously paid such amount to Landlord). Notwithstanding the foregoing to the contrary, Tenant shall cooperate with Landlord to the extent reasonably necessary to cause the fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of which the Premises form a part, and Landlord shall use reasonable efforts to treat all other Tenants on the same basis.

          (b) Tenant shall pay to Landlord, as Additional Rent, any excise, sales, privilege or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of this Lease, the rent or other payments made by Tenant hereunder, any other benefit received by Landlord hereunder, Landlord's business as a lessor hereunder, or otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.

     33. Rights Reserved to Landlord:

          (a) All portions of the Building are reserved to Landlord except the Premises and the inside surfaces of all walls, windows and doors bounding in the Premises, but including exterior building walls, core corridor walls and doors and any core corridor entrance. Landlord also reserves any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as the right to access thereto through the Premises for the purposes of operation, maintenance and repair, upon written notice of not less than twenty-four (24) hours, except in the event of emergencies or apparent emergencies, when no prior notice shall be required.

          (b) Landlord shall have the following rights without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereby waived and released), and without effecting an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoffs or abatement of rent:

               (1) To enter the Premises as more fully provided in this Lease.

               (2) To install and maintain signs on the exterior and interior of the Building, except within the Premises, provided the signs do not block either completely or partially the exterior windows of the Premises.

               (3) To have pass keys to the Premises.

               (4) To have access to all mail chutes according to the rules of the United States Postal Service.

               (5) To do or permit to be done any work in or about the exterior of the Building or any adjacent or nearby building, land, street or alley.

               (6) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by this Lease.

               (7) To increase the size or alter the configuration of the Common Area.

     Landlord's right pursuant to this Paragraph 33 shall be subject to the condition that exercise of any of such rights shall not unreasonably interfere with Tenant's use of the Premises.

     34. Force Majeure Clause: Wherever there is provided in this Lease a time limitation for performance by Tenant or Landlord of any non monetary obligation, including but not limited to obligations related to construction, repair, maintenance or service, the time provided for shall be extended for as long as and to the extent that delay in compliance with such limitation is due to an act of God, governmental control or other factors beyond the reasonable control of Landlord.

     35. Signage:

          (a) No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord, but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with the names of Tenant, not to exceed four (4) names, shall be provided by Landlord on a one time basis. Any necessary revision to such directory shall be made by Landlord, at Tenant's expense, within a reasonable time after written notice from Tenant of the change making the revision necessary. Landlord shall have the right to remove all nonpermitted signs without notice to Tenant and at the expense of Tenant.

          (b) Tenant shall only be permitted to install building standard signs and logos, subject to Landlord's prior written consent and criteria as to size, design, materials and location.

          (c) Tenant shall be permitted to locate, at Tenant's sole cost and expense, it's name on the Building Monument Sign located adjacent to Westmoor Drive, provided Tenant conforms to the sign criteria for said Monument Sign.

     36. Attorneys' Fees: In the event of any dispute hereunder, or any default in the performance of any term or condition of this Lease, the prevailing party shall be entitled to recover all costs and expenses associated therewith, including reasonable attorneys' fees.

     37. Hazardous Materials:

          (a) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors, licensees or invitees, without the prior written consent of Landlord unless such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises or Building Complex, or any part thereof, or if contamination of the Premises or Building Complex by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord, its agents, employees, legal representatives, successors and assigns, harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises and Building Complex, damages for the loss or restriction on use of any rentable or usable space or of any amenity of the Premises or Building Complex, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in or about the Building Complex or the soil or ground water on or under the Building Complex. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Building Complex caused or permitted by Tenant results in any contamination of any portion thereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building Complex to the condition existing prior to the introduction of any such Hazardous Material, subject to obtaining Landlord's prior written consent to the actions to be taken by Tenant. Landlord may properly require its consent to the selection of the contractors and other experts involved in the inspection, testing and removal or abatement activities, the scope of activities to be performed, the manner and method for performance of such activities, and such other matters as may be required or requested by Landlord for the safety of and continued use of the Building Complex and all occupants thereof. The obligations and liabilities of Tenant herein shall survive expiration or termination of this Lease.

          (b) "Hazardous Material", as used in this Lease, shall be construed in its broadest sense and shall include asbestos, other asbestotic material (which is currently or may be designated in the future as a Hazardous Material), any petroleum base products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products (excluding commercially used cleaning materials in ordinary quantities) and any substance or material if defined or designated as a hazardous or toxic substance, or other similar term, by any federal, state or local law, statute, regulation, or ordinance affecting the Building Complex or Premises presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time.

     38. Americans with Disabilities Act.

          (a) Landlord shall, subject to reimbursement as part of the Building's Operating Expenses and amortized as provided in Section 5(a)(3)A.(xiii), be responsible for any alterations, modifications or improvements to the Common Areas which are required under Title III of the Americans With Disabilities Act ("ADA").

          (b) Tenant shall, at Tenant's sole cost and expense, be responsible for any alterations, modifications or improvements to the Premises, and the acquisition of any auxiliary aids, required under the ADA, including all alterations, modifications or improvements required: (1) as a result of Tenant (or any subtenant, assignee or concessionaire) being a Public Accommodation (as defined in the ADA); (2) as a result of the Premises being a Commercial Facility (as defined in the ADA); (3) as a result of any leasehold improvements made to the Premises by, or on behalf of, Tenant or any subtenant, assignee or concessionaire (whether or not Landlord's consent to such leasehold improvements was obtained); or (4) as a result of the employment by Tenant (or any subtenant, assignee or concessionaire) of any individual with a disability.

          (c) With respect to the use restrictions set forth in Paragraph 6 of this Lease, and the restrictions on assignments and subletting set forth in Paragraph 17 of this Lease, it is hereby specifically understood and agreed that Landlord shall have no obligation to consent to, or permit, a use of the Premises, or an assignment of the Lease or a sublease of the Premises (collectively herein a "Use Change") if such Use Change would require the making of any alterations, modifications or improvements to the Premises or the Common Areas, or the acquisition of any auxiliary aids, required under the ADA, unless Tenant performs all such acts and satisfies Landlord's requirements for financial responsibility for the costs of such compliance (which may include, by way of example, posting of a completion bond, or establishment of an escrow account).

          (d) With respect to the Leasehold Improvements (as described in the Work Letter Agreement), Tenant shall be responsible for compliance with the ADA in the design and layout of the Leasehold Improvements and Landlord shall have no responsibility therefore.

     39. Bankruptcy or Insolvency. If the Tenant becomes a debtor under Chapter 7 of the United States Bankruptcy Code, or in the event that a petition for reorganization or adjustment of debts is filed concerning the Tenant under Chapter 11 or Chapter 13 of the Bankruptcy Code, or a proceeding filed under Chapter 7 is transferred to Chapter 11 or 13, the Trustee or the Tenant, as Debtor-in-Possession, shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-in-Possession to assume this Lease shall be effective unless each of the following conditions, which Landlord and Tenant hereby acknowledge to be commercially reasonable in the context of a bankruptcy proceeding, has been satisfied, and the Landlord has so acknowledged in writing:

          (a) The Trustee or Debtor-in-Possession has cured, or has provided the Landlord "adequate assurance" (as hereinafter defined) that from the date of such assumption, the Trustee or Debtor-In-Possession will promptly cure all monetary and non-monetary defaults under this Lease.

          (b) The Trustee or Debtor-in-Possession has compensated, or has provided to the Landlord adequate assurance that within ten (10) days of the date of assumption, the Landlord will be compensated, for any pecuniary loss incurred by the Landlord arising from default of the Tenant, the Trustee or the Debtor-in-Possession as recited in the Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-in-Possession.

          (c) The Trustee or Debtor-in-Possession has provided the Landlord with adequate assurance of future performance of each of the Tenant's, the Trustee's, or Debtor-in-Possession's obligations under this Lease; provided, however, that:

               (1) The Trustee or Debtor-in-Possession shall also deposit with the Landlord, as security for the timely payment of rent and other sums due hereunder, an amount equal to three months Base Rent, Additional Rent and other monetary charges accruing under this Lease; and

               (2) The obligations imposed upon the Trustee or Debtor-in-Possession shall continue with respect to the Tenant or any assignee of this Lease after the completion of the bankruptcy proceedings.

          (d) For purposes of this Paragraph, Landlord and Tenant acknowledge that, in the context of the bankruptcy proceeding of the Tenant, at a minimum, "adequate assurance" shall mean:

               (1) The Trustee or Debtor-in-Possession will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure the Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill all of the obligations of Tenant under this Lease; or

               (2) The Bankruptcy Court shall have entered an order segregating sufficient cash payable to the Landlord, and the Trustee or Debtor-in-Possession shall have granted to the Landlord a valid and perfected first lien and security interest or mortgage in property of the Tenant, the Trustee or Debtor-in-Possession, acceptable as to value and kind to the Landlord, in order to secure to the Landlord the obligation of the Tenant, Trustee or Debtor-in-Possession to cure the monetary or non-monetary defaults under the Lease within the time period set forth above.

          (e) The following conditions shall apply to any assignment of this Lease in Bankruptcy Proceedings:

               (1) If the Trustee or Debtor-in-Possession has assumed this Lease and elects to assign the Lease to any other person, such interest or estate of Tenant in this Lease may be so assigned only if the Landlord has acknowledged in writing that the intended assignee can provide to the Landlord "adequate assurance of future performance" (as hereinafter defined) of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

               (2) For the purposes of this provision, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding, at a minimum, "adequate assurance of future performance" shall mean that each of the following conditions has been satisfied, and the Landlord has so acknowledged in writing:

                    A. The proposed assignee has submitted a current financial statement audited by a Certified Public Accountant which shows the net worth and working capital and amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of Tenant's obligations under this Lease;

                    B. The proposed assignee, if requested by the Landlord, shall have obtained guarantees in form and substance satisfactory to the Landlord from one or more persons who satisfy the Landlord's standards of creditworthiness;

                    C. The Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement, or other agreement by which the Landlord is bound, in order to permit the Landlord to consent to such assignment.

     40. Miscellaneous:

          (a) The rules and regulations attached hereto as Exhibit E, as well as such reasonable rules and regulations as may hereafter be adopted by Landlord for the safety, care and cleanliness of the Premises and the Building and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations. The violation of any of such rules and regulations by Tenant shall be deemed a breach of this Lease by Tenant affording Landlord all the remedies set forth herein. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.

          (b) The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question, and in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released from and after the date of such transfer or conveyance of all liability in respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and relating to events occurring thereafter; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

          (c) As used in this Lease, the term "ordinary business hours" shall mean the hours from 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, except for New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other national or state holiday as may be established from time to time ("Holidays").

          (d) This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord, if Landlord fails to perform its obligations set forth herein, except as herein specifically set forth; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof whose address Tenant has been notified in writing and so long as an opportunity has been granted to Landlord and such holder to correct such violation as provided in Paragraph 40(h) hereof.

          (e) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, provided such addition does not increase or decrease the obligations of or derogate from the rights or powers of either Landlord or Tenant.

          (f) The captions of each paragraph are added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

          (g) Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns. The terms, conditions and covenants hereof shall also be considered to be covenants running with the land.

          (h) Except as otherwise specifically provided herein, in the event Landlord shall fail to perform any of the agreements, terms, covenants or conditions hereof on Landlord's part to be performed, and such nonperformance shall continue for a period of thirty (30) days after written notice thereof, from Tenant to Landlord, or if such performance cannot be reasonably had within such thirty (30) day period, and Landlord shall not in good faith have commenced such performance within such thirty (30) day period and proceed therewith to completion, it shall be considered a default of Landlord under this Lease. Tenant shall give written notice to Landlord in the matter herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, with proper postage prepaid, to the holder of any mortgages or deeds of trust covering the Building Complex or any portion thereof of whose address Tenant has been notified in writing and shall afford such holder a reasonable opportunity to cure any alleged default on Landlord's behalf.

          (i) If there is more than one entity or person which or who are the Tenants under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

          (j) No act or thing done by Landlord or Landlord's agent during the term hereof, including but not limited to any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding upon Landlord unless such act or things shall be by an officer of Landlord or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord's agent, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

          (k) Landlord shall have the right to construct other buildings or improvements in any common area, or any other area designated by Landlord for use by tenants or to change the location, character or make alterations of or additions to any of said common areas or other areas. Landlord, during the entire term of this Lease, shall have the right to change the number and name of the Building at any time without liability to Tenant.

          (l) Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties, except such as are expressed in this Lease.

          (m) Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to its interests in this building.

          (n) Time is of the essence hereof.

          (o) Tenant and Landlord and the party executing this Lease on behalf of each of them represent to each other that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to each other a resolution or similar document to that effect.

          (p) This Lease shall be governed by and construed in accordance with the laws of the State where the Premises are located.

          (q) This Lease, together with the exhibits attached hereto, contains the entire agreement of the parties and may not be amended or modified in any manner except by an instrument in writing signed by both parties. Tenant shall not record this Lease or a memorandum hereof.

          (r) In the event Landlord makes available any area in the Building complex for use as an athletic/health facility, Tenant agrees that Landlord shall not be liable for any injury or damage to persons or property arising out of the use of such health facility by Tenant, its employees or invitees, unless due to Landlord's negligence, and further agrees to indemnify Landlord against any claims, demands or damages associated therewith. Tenant further agrees to execute and deliver to Landlord, upon request, an indemnification agreement, in form reasonably acceptable to Landlord, as a condition precedent to use of any such health facility by Tenant and its employees.

          (s) Tenant shall not use the name of the Building, the Building Complex or the development in which the Building is situated as part of its legal or trade name, nor for any purpose other than as an address for the business to be conducted by Tenant in the Premises.

          (t) In the event a guaranty is executed in connection with this Lease, said guaranty shall be deemed a part of this Lease and attached hereto as Exhibit F and incorporated herein by this reference.

          (u) The submission or delivery of this document for examination and review does not constitute an option, an offer to lease space in the Building or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant.

          (v) Tenant may not record this Lease and any such recordation shall at the option of Landlord, be a default of Tenant hereunder.

     41. Satellite Dish. Tenant shall be entitled to install at Tenant's expense a satellite dish on the roof of the Building in a location approved by Landlord in accordance with the terms of that certain License Agreement attached hereto as Exhibit G and incorporated herein by this reference ("License Agreement").

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

                             LANDLORD:

                             WESTMOOR BUSINESS PARK, LTD., a Colorado limited liability limited partnership


                             By: Westfield Development Company, Inc., a Colorado
                                 corporation, general partner

                                 By: /s/ RANDY M. SCHWARTZ
                                    --------------------------------------------
                                 Its: Executive Vice President
                                     -------------------------------------------


                             TENANT:

                             REQUISITE TECHNOLOGY, INC.,
                             a Delaware Corporation


                                 By: /s/ BARBARA MOWRY
                                    --------------------------------------------
                                 Name: BARBARA MOWRY
                                      ------------------------------------------
                                 Title: PRESIDENT/CEO
                                       -----------------------------------------


STATE OF COLORADO            )
                             ) SS
COUNTY OF DENVER             )

     The foregoing instrument was acknowledged before me this 23rd day of December, 1998, by Randy M. Schwartz as Executive Vice President of Westfield Development Company, Inc., a Colorado corporation as general partner of Westmoor Business Park Ltd., LLLP, a Colorado limited liability limited partnership.

     Witness my hand and official seal.

     My commission expires: 10/26/02.


                                 /s/ BARBARA A. KRECKLOW
                                 -----------------------------------------------
                                 Notary Public

[STAMP]

STATE OF COLORADO        )
                         ) SS
COUNTY OF BOULDER        )

     The foregoing instrument was acknowledged before me this 23rd day of December, 1998, by Barbara Mowry as President/CEO of Requisite Technology, Inc.

     Witness my hand and official seal.

     My commission expires: November 13, 1999.

                                   /s/ [ILLEGIBLE]
                                   ---------------------------------------------
                                   Notary Public

                                    ADDENDUM

This Addendum is attached to and forms an integral part to the Lease by and between Westmoor Business Park Ltd., LLLP, a Colorado limited liability limited partnership and Requisite Technology, Inc., a Delaware corporation., for the Premises known as Suite 205, 10355 Westmoor Drive, Westminster, Colorado and shall supercede the terms and conditions of the Lease and where inconsistent govern the rights and obligations of the parties. All definitions used herein shall except as set forth herein have the meanings set forth in the Lease.

1. Renewal Options: Landlord grants to Tenant an option (the "Renewal Option") to extend the term of the Lease for two (2) periods of five (5) years ("Option Term").

     A. The Renewal Option shall apply to all space under the Lease and shall be on the following terms and conditions.

          1. Written notice ("Renewal Notice") of exercise of any Renewal Option shall be given to Landlord no later than six (6) months prior to the expiration of either the Primary Lease Term, or first Option Term. If Tenant timely exercises a Renewal Option, the Lease shall be deemed extended, and thereafter the parties shall execute an amendment to the Lease setting forth the terms of the extension.

          2. Unless Landlord is timely notified by Tenant in accordance with subparagraph (1) above, it shall be conclusively deemed that Tenant does not desire to exercise any Renewal Option, and the Lease shall expire in accordance with its terms, at the end of the Primary Lease Term, or the first Option Term.

          3. Tenant's right to exercise a Renewal Option shall be conditioned upon Tenant not being in default beyond any applicable cure periods under the Lease at the time of the exercise of a Renewal Option or at the time of commencement of an Option Term.

          4. The Renewal Options granted hereunder shall be upon the terms and conditions contained in the Lease, except the rental to be paid by Tenant for each of the Option Terms shall be the then current "Market Rate" for such periods for similar quality buildings in the competitive market but no less than the Base Rent for the Premises at the end of the Primary Lease Term, or the First Option Term.

     B. For the purposes of this paragraph 1, the term "Market Rate" shall mean an amount per rentable square foot per annum for the Premises which is representative of and comparable to the consideration then paid (as of the inception of either Term) for substantially equivalent lease transactions ("Comparable Transactions") for new or renewal leases which are executed within six (6) months of Tenant's exercise of either Renewal Option for substantially equivalent office space in the Westmoor Technology Park (" the Competitive Market") taking into account (i) the amount of space in the Premises; (ii) tenant improvement allowances, relocation allowances, free rent, landlord-paid brokerage commissions and other concessions required to attract new tenants or retain existing tenants; and (iii) the applicable base year or expense stop, if any, and as adjusted to reflect the applicable Base Year applicable to a Renewal Option, for operating expenses and real estate taxes; provided, however, that any non arms length lease transactions entered into between landlords and tenants in the Competitive Market are expressly excluded from consideration in determining the Market Rent.

     C. Landlord and Tenant also agree that Landlord has not granted and Tenant has no rights or options to renew or extend the term of the Lease subsequent to the expiration of the Option Term.

     D. A failure to renew in the time and manner set forth herein and within the time period provided herein shall result in automatic termination of any Renewal Option.

     E. Landlord shall provide written notice of its good faith determination of the Market Rate within thirty (30) days after Tenant provides its Renewal Notice to Landlord. Tenant shall have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of Landlord's determination of the Market Rate within which to accept Landlord's determination. In the event Tenant fails to accept in writing such rental proposed by Landlord then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date"), then each party shall place in a separate envelope a final proposal as to the Market Rate and such determination shall be submitted to arbitration in accordance with subsections (1) through (5) below. If Landlord fails to timely deliver the initial written determination of the Market Rate which triggers Tenant's Review Period, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have thirty (30) days ("Landlord's Review Period") after receipt of Tenant's notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord's Review Period (which shall be in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope its final proposal as to the Market Rate and such determination shall be submitted to arbitration in accordance with subsections
(1) through (5) below.

          1. Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a competent MAI appraiser with at least five (5) years experience in properties in the vicinity of the Building Complex unaffiliated with either Landlord or Tenant.

          2. The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rate, and shall notify Landlord and Tenant of such determination.

          3. If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Jefferson County District Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

          4. The cost of arbitration shall be paid by Landlord and Tenant equally.

          5. The Market Rate as determined by the arbitration provision specified above shall be final.

          6. In addition to the Base Rent to be paid during the Option Term, Tenant shall continue to be liable to pay its Pro Rata Share of Operating Expenses, as more particularly provided in the Lease.

2. Right of Refusal. In the event that Landlord (i) offers to lease space in the Building to a prospective tenant; or (ii) receives an offer to lease space in the Building from a prospective tenant which it is willing to accept (the events in (i) and (ii) are each a "Refusal Event" and such prospective tenant is hereafter referred to as the "Third Party" with respect to all or a portion of the balance of the leaseable space on the second floor of the Building, of which Landlord has control, which is hereafter referred to as the "Refusal Space") Landlord shall first offer to Tenant the right to lease the Refusal Space (the "Refusal Right") on the following terms, conditions and procedures:

          (A) Upon the occurrence of a Refusal Event, Landlord shall tender to Tenant notice (the "Refusal Notice") of the fact of the Refusal Event and the "Economic Terms" pursuant to which Landlord would be willing to lease the Refusal Space to the Third Party. The Economic Terms shall only include (x) the rentable area of the Refusal Space; (y) the Base Rent to be charged (z) the term and commencement date of the prospective lease; (aa) the amount of tenant finish allowance to be granted to the Third Party; (bb) the operating expense methodology; (cc) renewal and expansion options and (dd) the location of the Refusal Space.

          (B) Tenant shall have a period of seven (7) business days from the tender of the Refusal Notice to give notice to Landlord ("Refusal Notice Response") of its irrevocable commitment to lease the Refusal Space upon the Economic Terms and upon the other terms and conditions of the Lease except that the term of the lease for the Refusal Space shall be the greater of (i) the time remaining in the Primary Lease Term or any Option Term or (ii) the term set forth in the Refusal Notice. Tenant's failure to timely tender the Refusal Notice Response shall irrevocably be deemed a rejection of the Refusal Space.

          (C) If Tenant rejects or is deemed to have rejected the Refusal Space, Landlord may (i) lease the Refusal Space to the Third Party on the Economic Terms and any other non Economic Terms and (ii) Tenant shall have no further right to lease the Refusal Space.

          (D) The Refusal Right is expressly subordinate to (i) the currently existing rights of MediaOne Group, Inc., a Delaware corporation to lease the Refusal Space pursuant to a lease by and between Landlord and MediaOne Group, Inc. and (ii) the currently existing rights of Hitachi Software Global Technology Ltd., a Colorado corporation to lease the Refusal Space pursuant to a lease by and between Landlord and Hitachi Software Global Technology, Ltd.

          (E) Tenant shall only be afforded the Refusal Right if Tenant is not in default beyond any applicable cure periods of its obligations under the Lease at the time of the Refusal Event.

          (F) If Tenant timely exercises the Refusal Right, Tenant shall execute and deliver to Landlord all documentation reasonably requested by Landlord.

     3. Termination Right. In the event (i) the "final bid" for the construction of the Improvements is greater than 108% of the "Requisite Technology Preliminary Construction Bid Summary" provided by Sands Construction, Inc. dated November 3, 1998, (ii) the increase in cost is not attributed to a change in the scope of work originally bid by Sands Construction, Inc. and (iii) Tenant reimburses Landlord for fifty percent (50%) of its actual cost and expense as of the date of termination, for design fees owed in conjunction with the Premises, then in that event the Tenant upon written notice to Landlord, within five (5) days after receipt of the final bid, shall have the right to terminate this Lease.

     4. Operation Expense Exclusions. Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating
Expenses:

          A. Leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building;

          B. The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the Base Rent and/or escalations payable under the lease with that tenant;

          C. Any depreciation on the Building or Property;

          D. Expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building or Property;

          E. Costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Property;

          F. Overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis;

          G. All interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item completed during the initial construction, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building);

          H. Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

          I. Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Property, or due to Landlord's negligence or willful misconduct;

          J. Costs for sculpture, paintings, or other objects of art (nor insurance thereon or extraordinary security in connection therewith);

          K. Wages, salaries, or other compensation paid to any executive employees above the grade of building manager;

          L. The cost of correcting any building code or other violations which were violations prior to the Commencement Date; and

          M. The cost of containing, removing, or otherwise remediating any contamination of the Property (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and "PCB's") where such contamination was not caused by Tenant.

     Costs of a capital nature, except as provided in Sections 5(a)(3)A.(xiii), and 38(a).

5. Landlord's Warranties. Notwithstanding anything to the contrary in this Lease, Landlord warrants to the best of its knowledge, that on the commencement of the Primary Lease term hereof:

     (A) the Premises shall substantially comply with all laws, codes, ordinances and other governmental requirements then applicable to the Premises and the building and/or complex in which the premises are located, and

     (B) the Premises, including the improvements and equipment therein, shall be in good working order, condition, and repair, and

     (C) the Premises, the Building and/or complex in which the Premises are located, and the land and groundwater thereunder is in substantial compliance with Environmental Laws.

     (D) Landlord is the owner of the Building, and

     (E) Tenant's permitted use complies with the Covenants if any, and

     (F) Landlord knows of no material defects in the Premises or Building which would unreasonably interfere with Tenant's use and enjoyment of the Premises.

6. Indemnification. Notwithstanding anything to the contrary in Section 13:

     (A) Tenant shall not be required to indemnify, defend, or hold Landlord harmless from or against claims, liability, loss, cost or expense arising out of (i) the breach by Landlord, or Landlord's agents, employees, licensees, invitees, or independent contractors (collectively "Landlord's Agents"), of any covenant, representation or warranty under this Lease, or
     (ii) any negligence or willful misconduct of Landlord or Landlord's Agents.

     (B) Landlord shall protect, defend and hold harmless Tenant and Tenant's employees, officers, agents, directors, and shareholders, and the successors and assigns of each of the foregoing against and from any and all claims, demands, losses, liabilities, damages, costs and expenses, (including, without limitation, attorney's and consultants' fees and the costs and expenses of defense) arising or resulting from (i) Landlord's or Landlord's Agents' breach of any covenant, representation or warranty under this Lease and (ii) Landlord's or Landlord's Agents negligence or willful misconduct. The mutual indemnity obligations of Landlord and Tenant under this Lease shall not, however, release the respective insurers of Landlord and Tenant from such insurers' obligations under any policies covering their respective insureds.

7. Permitted Transfer. Notwithstanding anything to the contrary contained in this Lease, Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord's consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reorganization of, or consolidation with Tenant; to any entity engaged in a joint venture with Tenant; or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a "Permitted Transfer"). In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant is or becomes a publicly traded corporation. Landlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from any Permitted Transfer.

8. Permitted Improvements. Notwithstanding the provisions of Paragraph 10 to the contrary:Tenant shall be entitled to make alterations, additions, improvements and utility installations in or to the Premises, without the prior consent of Landlord, so long as each of the same (i) do not exceed the sum of $5,000.00 in cost and (ii) do not affect any structural or exterior portions of the Building or adversely affect the Building electrical, plumbing or HVAC systems.

     In addition, Tenant shall not be required to remove any alterations, additions, improvements or utility installations for which Tenant has obtained Landlord's consent, unless Landlord has indicated at the time of granting such consent, that such removal will be required at the end of the Lease term.

          LANDLORD:

          WESTMOOR BUSINESS PARK LTD., LLLP
          a Colorado limited liability limited partnership

          By: Westfield Development Company, Inc.,
              a Colorado corporation, general partner

          By:  /s/ RANDY M. SCHWARTZ
               -----------------------------------
          Its:  Executive Vice President
               -----------------------------------

          TENANT:

          REQUISITE TECHNOLOGY, INC.,
          a Delaware corporation

          By:  /s/ BARBARA MOWRY
               -----------------------------------
          Its: President/CEO
               -----------------------------------

                                                                       EXHIBIT A


          [WESTMOOR TECH. PARK BLDG. FOUR(4)-LEVEL TWO(2) FLOOR PLAN]

                                   EXHIBIT A-1

                           METHODOLOGY OF CALCULATION


Building Rentable Area:

          Gross Building Area less penetrations through second floor per Exhibit A-1b.

Useable Area:

          Rentable Area less common areas (crosshatched) per Exhibits A-1a and A-1b.

Multiplier:

          The factor established by dividing the rentable area by the useable area on a floor-by-floor basis.

Tenant's Rentable Area:

          Area (useable) occupied by Tenant measured as follows:

          o    To exterior of exterior wall line at exterior walls
          o    To Tenant side of all interior or common area walls
          o To centerline of adjoining tenant demising wall multiplied by the floor multiplier


                                     A-1-1

                                                                    EXHIBIT A-1A


   [WESTMOOR TECH. PARK LEVEL ONE(1)-BUILDING THREE(3) & FOUR(4) FLOOR PLAN]

                                                                    EXHIBIT A-1B


   [WESTMOOR TECH. PARK LEVEL TWO(2)-BUILDING THREE(3) & FOUR(4) FLOOR PLAN]

                                    EXHIBIT B

                                LEGAL DESCRIPTION

Building Four

Lot 4, Block 1, Westmoor Technology Park, City of Westminster, County of Jefferson, State of Colorado.

                                                                       EXHIBIT C

                   ESTOPPEL AND COMMENCEMENT DATE CERTIFICATE


     THIS ESTOPPEL AND COMMENCEMENT DATE CERTIFICATE ("Certificate") is executed this ____ day of ____________, 19____ by WESTMOOR BUSINESS PARK LTD., LLLP, a Colorado limited liability limited partnership ("Landlord"), and REQUISITE TECHNOLOGY, INC., a Delaware corporation ("Tenant") with respect to and forming a part of that certain Building Lease ("Lease") dated December , 1998, for the premises commonly known as _____________________________, Colorado ___________
("Premises").

                                   WITNESSETH

     WHEREAS, the parties desire to reaffirm and/or amend and certify to certain provisions of the Lease; and

     WHEREAS, the parties desire that the matters set forth herein be conclusive and binding on the parties.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The Lease Commencement Date is deemed and agreed to be ___________, 19_____, and the Lease Termination Date is agreed and deemed to be ________________, 19____, unless sooner terminated, as provided therein.

     2. Tenant's first installment of Base Rent in the amount of ________________________ ______________________ Dollars ($_____________) for the
period of ___________ (is due on) (was paid on) _________________, 19___.

     3. Tenant's first installment of Tenant's Pro Rata Share of Operating Expenses in the amount of ______________________________________ Dollars
($______________) (is due on) (was paid on) ________________, 19____.

     4. On _____________, 19____, Tenant deposited with Landlord a security deposit in the form of __________________, in the amount of _____________________________________ Dollars ($_____________).

     5. By execution hereof, Tenant acknowledges and agrees that all improvements or other work required of Landlord has been satisfactorily performed and Tenant hereby accepts the Premises in full compliance with the terms and conditions of the Lease.

     6. Except as may be amended herein, all terms and conditions of the Lease shall continue in full force and effect and are hereby republished, ratified and reaffirmed in their entirety.

     7. This Certificate shall be binding upon and may be relied upon by the parties hereto and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Certificate as of the day and year first above written.


                             LANDLORD:

                             WESTMOOR BUSINESS PARK LTD, LLLP,
                             a Colorado limited liability limited partnership

                             By: Westfield Development Company, Inc., a Colorado
                                 corporation, general partner

                                 By:
                                      ------------------------------------------
                                 Its:
                                      ------------------------------------------


                                 TENANT:

                                 REQUISITE TECHNOLOGY, INC.,
                                 a Delaware Corporation

                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------




STATE OF COLORADO                  )
                                   ) SS
COUNTY OF _____________________    )

     The foregoing instrument was acknowledged before me this ______ day of ___________, 19____, by ____________________________________ as
______________________ of Westfield Development Company, Inc., as a Colorado corporation as general partner of Westmoor Business Park Ltd., LLLP, a Colorado limited liability limited partnership.

     Witness my hand and official seal.

     My commission expires: _________________________________.


                                        ----------------------------------------
                                        Notary Public

STATE OF ______________________    )
                                   )
COUNTY OF _____________________    )

     The foregoing instrument was acknowledged before me this ______ day of ___________, 19____, by _______________________________ as
_____________________________________ of ___________________________.


     Witness my hand and official seal.

     My commission expires: _________________________________.


                                  ----------------------------------------------
                                  Notary Public

                                                                       EXHIBIT D

                              WORK LETTER AGREEMENT


     This Work Letter ("Work Letter") Agreement supplements that certain lease (hereinafter referred to as the "Lease") dated and executed concurrently herewith by and between WESTMOOR BUSINESS PARK LTD., LLLP, a Colorado limited liability limited partnership (hereinafter referred to as "Landlord"), and REQUISITE TECHNOLOGY, INC., a Delaware corporation. (hereinafter referred to as "Tenant") with the terms defined in the Lease to have the same definition where used herein.

     1. Plans and Specifications. Landlord agrees to improve the Premises in accordance with the plans and specifications ("Plans and Specifications") attached hereto as Exhibit D-1 and in accordance with the procedures set forth below.

     2. Certain Definitions. For purposes of this Work Letter, the following defined terms are used: They are:

          Tenant's Representative: Joan Lowe

          Landlord's Representative: Donald Slack/Anne Hayes

          Submission Date: December 18, 1998

          Tenant Extra Work:

               (a) work in excess of the Tenant Finish Allowance;

               (b) all modifications, changes and change Orders (as defined in Paragraph 9) requested by Tenant to the Plans and Specifications;

               (c) all interior decorating services and decorator items; and

               (d) relocation of any sprinkler lines, sprinkler heads, HVAC component or other item previously installed by Landlord in the Building.

          Tenant Finish Allowance: $20.65 (non-cash) per rentable square foot.

Any capitalized term which is used in this Work Letter but not defined in this Work Letter has the meaning set forth for such term in the Lease.

     3. Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by three (3) days' prior written notice to the other party.

     4. Building Standard. Except as shown or set forth in the Plans and Specifications, Tenant must use items prescribed by Landlord for the Building (the "Building Standard") in order to assure the consistent quality and appearance of the Building.

     5. Landlord Work and Tenant Extra Work.

          (a) Landlord will pay as much as the non-cash Tenant Finish Allowance for the construction of Tenant's improvements and Tenant extra work in the Premises in accordance with the Plans and Specifications (including, without limitation, all permits, taxes, and a construction management fee of 5%, architectural, engineering and construction contractor's fees associated with the construction).

Tenant shall be entitled to any credit for any Tenant Finish Allowance which is not used, which credit shall be applied to the first payments of Base Rent due under this Lease.

          (b) Subject to subsection (a) above, Tenant will pay for the costs of all Tenant Extra Work (including, without limitation, permits, taxes, and all space planning, architectural, engineering and construction contractor's fees associated with the Tenant Extra Work, and an amount sufficient to reimburse Landlord for overhead and related expenses incurred in connection with the Tenant Extra Work). All requested Tenant Extra Work will be subject to Landlord's prior written approval in accordance with Paragraph 6. In the event the cost of the tenant improvements exceeds the Tenant Finish Allowance, Tenant shall have the option to either: (i) pay such excess directly to the Landlord, or (ii) increase it's Tenant Finish Allowance by an amount not to exceed an additional $2.00 per rentable square foot, in which case such excess shall be amortized over the Lease term at 10% annual interest and added to the Base Rent payable monthly.

     6. Landlord's Approval. Landlord, in its sole discretion, may withhold its approval of any Tenant Space Plan, Tenant Work Drawings, Tenant Extra Work or Change Orders which require work which:

          (a) exceeds or affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building;

          (b) is not approved by the holder of any mortgage or deed of trust encumbering the building at the time the work is proposed (which approval Landlord agrees to use reasonable efforts to obtain);

          (c) would not be approved by a prudent owner of property similar to the Building;

          (d) violates any agreement which affects the Building or binds
Landlord;

          (e) Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems of the Building;

          (f) Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the Term;

          (g) does not conform to applicable building code or is not approved by any governmental authority with jurisdiction over the Premises.

     7. Schedule of Tenant Improvement Activities.

          (a) On or before the Submission Date, Tenant will submit to Landlord the improvement plan for the Premises (the "Tenant Space Plan"). Within five (5) days after its receipt of the proposed Tenant Space Plan, Landlord shall provide written notice of whether or not Landlord approves the proposed Tenant Space Plan. If Landlord fails to give Tenant said notice by the fifth day, then the Tenant Space Plan shall be deemed approved. If Landlord's notice objects to the proposed Tenant Space Plan, the notice will set forth how the proposed Tenant Space Plan fails to meet Landlord's requirements and how the proposed Tenant Space Plan must be changed in order to overcome Landlord's objections. Tenant will then submit a revised Tenant Space Plan to Landlord.

          (b) Within 30 days after approval or deemed approval of the Tenant Space Plan, Tenant shall furnish to Landlord the construction drawings ("CD's") for the construction of Tenant's Improvements (the "Improvements"). The CD's shall be in such a condition so as to allow the issuance of a building permit for the construction.

          (c) Upon receipt of the CD's, Landlord shall obtain bids from three
(3) mutually agreeable contractors for construction of the Improvements. Landlord shall not be obligated to select the lowest bid, although it shall give due consideration to such fact. Final bids will be reviewed by Landlord and Tenant, but Landlord shall have the sole right to approve the same. Landlord shall choose a final bid, subject to Tenant's rights as provided below. Within two (2) days following Landlord's submission to Tenant of its choice of a final bid, Tenant shall either (i) accept such choice, or (ii) inform Landlord of Tenant's choice. If Tenant accepts Landlord's choice, then such choice shall be final. If Tenant does not accept Landlord's choice, then Tenant shall inform Landlord of Tenant's choice, and the bid chosen by Tenant shall be accepted by both Landlord and Tenant and any applicable penalty clauses for delayed construction shall be inapplicable.

     8. Payment for Tenant Extra Work. Tenant will pay to Landlord, within fifteen (15) days of receipt of the contractor's invoice from Landlord, the total amount payable by Tenant for Tenant Extra Work.

     9. Change Orders. Tenant may authorize changes in work during construction only by written instructions to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval in accordance with Paragraph 6. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order (the "Change Order") setting forth the total cost of such change, which will include associated architectural, engineering and construction contractor's fees, and an amount sufficient to reimburse Landlord for overhead and related expenses incurred in connection with the Change Order. If Tenant fails to approve and pay for such Change Order within five (5) days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval and payment, Landlord will proceed to perform the change.

     10. Completion and Commencement Date. As provided in Section 2 and 20 of the Lease, the Term of the Lease (and therefore Tenant's obligation for the payment of Rent) shall not commence until Landlord has substantially completed all work to be performed by Landlord as set forth in this Work Letter; provided, however, that if Landlord is delayed in substantially completing such work as a result of:

          (a) late submission by Tenant of Tenant information, Space Plan or CD's;

          (b)  Change Orders requested by Tenant;

          (c) delays in obtaining non-Building standard construction materials requested by Tenant;

          (d) Tenant's failure to timely approve any item requiring Tenant's approval;

          (e)  any other delays by Tenant; and

          (f) any other act or omission of Tenant or Tenant's architects, engineers, contractors or subcontractors (all of which shall be deemed to be delays caused by Tenant),

          (the foregoing shall be items of "Tenant Delay"),

then the Commencement Date shall only be extended pursuant to Section 20 of the Lease until the date on which Landlord would have substantially completed performance of such work but for such delays. Except as provided in the Lease, postponement of the commencement of the Term shall be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant as of the originally scheduled Commencement Date set forth in Section 2 of the Lease.

     IN WITNESS WHEREOF, the parties have executed this Work Letter Agreement this 23rd day of December, 1998.



                                        LANDLORD:

                                        WESTMOOR BUSINESS PARK LTD., LLLP,
                                        a Colorado limited liability
                                        limited partnership


                                        By: Westfield Development Company, Inc.,
                                            a Colorado corporation,
                                            general partner


                                            By: /s/ RANDY M. SCHWARTZ
                                                --------------------------------
                                            Its: Executive Vice President
                                                --------------------------------

                                        TENANT:

                                        REQUISITE TECHNOLOGY, INC.,
                                        a Delaware corporation


                                            By: /s/ BARBARA MOWRY
                                                --------------------------------
                                            Its: PRESIDENT/CEO
                                                --------------------------------

                                                                     EXHIBIT D-1

                                BUILDINGS 3 AND 4
                           LANDLORD CORE & SHELL WORK

SITE

All on and off site improvements generally including landscaping, irrigation, sidewalks, paving, lighting, utilities, curb and gutter, monument signage and striping at Landlord's discretion.

BUILDING

          o    Foundations
          o Underground utilities (wet and dry) to a single termination point for each utility
          o    Building structure including concrete slabs
          o Exterior walls and building "skin" including windows, exterior doors, insulation, and finish material
               Note: Tenant side of exterior walls will be completed (drywalled, taped, sanded, and painted) as part of the tenant finish allowance during tenant finish.
          o    Roof insulation and roofing
          o Mechanical equipment screen sufficient in size to accommodate shell mechanical Equipment
          o    Common Areas including:

                   Toilet Core
                   Lobby
                   Elevators
                   Main Electrical Room
                   Fire Sprinkler Riser Room
                   Telecommunications Room
                   Stairways
                   Showers
                   Public Corridors

          Note: Tenant side of common area spaces will be exposed studs or structural walls. All finishes will be done under the tenant finish allowance during tenant finish construction.

MECHANICAL

Roof mounted gas fired HVAC equipment including all vertical and horizontal duct distribution systems to variable air volume (VAV) boxes located throughout the floor more particularly described in this section.

Note: VAV boxes will be powered and metered under the tenant finish allowance during tenant finish construction.

ELECTRICAL

Main service to a central electrical room as described in this section. All distribution to tenant spaces beyond the main electrical room will be done under the tenant finish allowance during tenant finish.

PLUMBING

For all common areas and future tenant areas as described in this section.


                                      D-1-1

FIRE

Shell only sprinkler and alarm system more particularly described in this section.

Note: Sprinkler heads will be installed pointing up into joist space at time of shell. During tenant finish, under Tenant Finish Allowance, heads will be "turned down" and lowered to finished ceiling height. Heads will be relocated or additional heads added as required by code for the tenant finish area again under the tenant finish allowance. Fire protection shall be in compliance with NFPA 13, the owner's insurance carrier, and the jurisdictional authority.

FIRE ALARM SYSTEM

As required for shell and common area work only.

The fire alarm system will be a fully addressable system meeting the requirements of the Uniform Fire Code, The Americans with Disabilities Act
(ADA), UI 1971, and the Westminster Fire Department. Manual pull stations will be located to meet National Fire Protection Association (NFPA) requirements and horn/strobe units will be located to provide complete coverage in terms of both the visual and audible components.

Detection will be required for special functions in selected areas and in non-rated corridor-type open office areas. However, full smoke detection for the building is not required by the 1991 National Fire Code or by the Westminster Fire Department. Review of the tenant exiting paths will be required by the Westminster Fire Marshall.

The fire alarm system will be installed for core and shell common areas only. All fire alarm systems required for tenant finish will be installed during tenant finish under that allowance.

MECHANICAL SYSTEM

AIR DISTRIBUTION

There will be two, 75-ton rooftop units above each of two risers for a total of four rooftop units and 240 tons. The units will be located near the toilet core and arranged so that two units will serve the second floor and the other two the first floor. The units will have DX refrigeration, a gas-fired heating section, and full economizer and VAV controls. The roof curbs will be mounted on an 8" concrete slab for sound attenuation.

Fan powered parallel flow type VAV boxes with electric heating coils will serve perimeter zones and cooling only pinch down boxes will serve interior spaces. On the average there will be one zone box for every 1,600 SF. Typically, each exposure will have two fan-powered boxes at approximately 1,200 SF each, and the interior spaces will have a box for approximately 2,000 SF each.

The riser and floor ductwork shall be medium pressure rectangular sheet metal with 1" liner for a distance of 20 feet from the riser (1/2" beyond). The ductwork on each floor will extend from the units or risers to a central spine duct that runs in the middle of the floorplate parallel to the long dimension of the building. Insulated sheet metal branches shall be connected to each fan terminal unit and VAV box from the main under core and shell. All zone boxes will be ducted to square ceiling diffusers during tenant finish.

EXHAUST SYSTEMS

The toilet rooms shall have a common exhaust riser with branch ductwork to each toilet room and janitors closet. A centrifugal exhaust fan shall be mounted on the roof and connected to the riser. Each toilet room will be ventilated to 2 CFM/SF.

The elevator machine room shall have an exhaust fan installed to dissipate excessive heat during elevator operation.


                                     D-1-2

HEATING

The gas-fired heating section inside each rooftop unit will be used for morning warm-up and overnight heating.

Each perimeter fan terminal will be provided with an electric heating coil to allow for zone heating when required. (Connected to power source under tenant finish.)

CONTROLS

The proposed control system shall be Direct Digital Controls (DDC) and shall communicate with the rooftop units, fan terminal units and VAV boxes. The control system will provide the capability to monitor each VAV box and provide for off-hour HVAC.

ELECTRICAL SYSTEMS DESIGN CRITERIA

POWER

The basis for the design of the electrical distribution system is a load density of 30 watts/SF with the following breakdown:

     Mechanical Systems (including elevators)                18.0 W/SF
     Lighting                                                 2.0 W/SF
     General Purpose Power                                    8.0 W/SF
     Spare                                                    2.0 W/SF
                                                             ---------
     TOTAL                                                   30.0 W/SF

A 400 amp, 480 volt switch is dedicated for Tenant use for each half floor, two spare 800 amp, 480 volt switches are identified in the main distribution center for future manufacturing or computer lab loads.

LIGHTING

The footcandle levels indicated below are the high-end maintained levels based on recommendations by the Illuminating Engineering Society (IS):

     Lobby                                  20 footcandles
     Storage and Utility Rooms              10 footcandles
     Corridors/Stairwells                   30 footcandles
     Restrooms                              50 footcandles
     Site Parking                           2 to 3 footcandles (1 footcandle minimum at edges)

ELECTRICAL SYSTEM

POWER DISTRIBUTION

The distribution system for this building will initiate from a 4,000 amp, 480/277 volt main distribution switchboard located in the main electrical room. The service will be fed from an exterior pad mounted Public Service Company transformer.

The major mechanical equipment will be fed from the main switchboard located in the main electrical room.

The tenant will need to provide and install an energy demand meter to monitor their energy usage. The Tenant shall also install a data connection between the demand meter and the building management system.


                                      D-1-3

All fan powered boxes shall be connected to the tenant panel by the Tenant during the tenant finish phase.

The Tenant will be responsible for all electrical distribution equipment starting at the 400 amp, 480 volt switch in the main electrical room.

LIGHTING

Main entry lobby lighting shall consist of fluorescent downlights with clear alzak reflectors.

Elevator lobby lighting on all floors shall consist of fluorescent downlights with clear alzak reflectors on each floor.

Typical floor and common corridor lighting shall consist of 2 x 4, T-8 three lamp fluorescent troffers with an acrylic lens, on 8' centers, or building standard equivalent.

Back-of-house equipment rooms shall be illuminated with 2-lamp, T-8, fluorescent strips.

Typical toilet room lighting shall consist of fluorescent downlight fixtures with clear alzak reflectors.

Loading dock lighting shall consist of metal halide wall paks.

Ground mounted uplights shall be provided for the exterior of the building.

Exterior parking lot lighting shall consist of single or double head, 1000 w metal halide shoe box fixtures on 55' high poles mounted on 24" diameter, concrete pole bases.

Power and lighting for site monument signs shall be provided as necessary.

Code required exit signage for the common areas is included.

Stairwells shall be illuminated with 2-lamp, T-8, fluorescent wraparound fixtures, one per landing. All stairwell fixtures shall have battery packs to provide minimum egress and emergency illumination.

Emergency lighting shall consist of battery packs integral to some fluorescent luminaries and all exit signs. Battery packs will be utilized in a density sufficient to provide one footcandle of even illumination along any egress path in the event of a power outage. In addition, battery packs will be supplied for luminaries in electrical rooms, mechanical rooms, and public restrooms to provide safe egress from those spaces.

COMMUNICATION RACEWAYS

Incoming communications cable from U S West and conduit capacity for other providers into the main telecom room on the first floor will be pulled in 4" conduits run from a telephone pedestal located on the perimeter of the site. In addition to the incoming conduits, two, 4" conduits shall be installed between each building. Additional conduit required to cross a tenant space to link the telecommunications room to a future unfinished space will be the responsibility of the Landlord. The Tenant shall be responsible for all telecommunication work from the main telephone room on. Sleeves will be provided in the second floor over the telephone room for the tenants use.

CARD ACCESS SYSTEM

A card access system will be provided at the main entry and each of two stairwell entrances on north side.


                                      D-1-4

PROPOSED PLUMBING SYSTEM

WASTE AND VENT SYSTEM

A 6" sanitary sewer service shall be provided to the building. Conventional waste and vent system with stubouts for future connection in core area. Tenant stacks are also provided at two locations per floor. The pipe material shall be cast iron hub and spigot below floor and cast iron no hub above floor. Future connection sizes shall be 4" for waste and 3" for vent.

DOMESTIC WATER

A 1 1/2" water meter with 2" service into the building shall be provided. A reduced pressure backflow preventer and PRV station, if required, shall be provided at water entrance into the building. Domestic water shall be routed to all fixtures. Two tenant risers with a 1" stubout provided at each riser on every floor located with the tenant stacks. Additionally, a 1" stubout shall be provided at the toilet core. Four sillcocks shall be provided. Pipe material to be type "L" copper with 95-5 tin antimony solder.

DOMESTIC HOT WATER

A gas fired 75 gallon hot water heater shall be provided to serve the needs of the toilet core and showers.

PLUMBING FIXTURES

Fixtures shall be provided at core area of building. Water closets shall be of the flush, tank floor set type with elongated bowl. Fixtures shall be ADA accessible as required.

SHOWER FACILITIES

The building will contain public shower stalls with dressing areas divided equally between men and women, located near or adjacent to the toilet rooms.

STORM

Roof drainage by leader heads and downspouts with overflow scuppers.

NATURAL GAS

Natural gas shall be extended from the gas meter to the rooftop units. Gas pipe shall be black steel (threaded) for piping up to 2" in size. Piping 2 1/2" and larger shall be butt weld black steel. All piping exposed to outdoor conditions shall be painted.

LIGHTING

Main entry lobby lighting shall consist of 175 watt metal halide downlights with clear alzak reflectors and decorate wall sconces.

Elevator lobby lighting on all floors shall consist of downlights with clear alzak reflectors on each floor.

Typical floor and common corridor lighting shall consist of 2 x 4, three lamp parabolic fluorescent troffers with 8' centers, or building standard equivalent.


                                      D-1-5

Back-of-house equipment rooms shall be illuminated with 2-lamp, T-8, fluorescent strips.

Typical toilet room lighting shall consist of downlight fixtures with clear alzak reflectors.

Exterior vestibule lighting shall consist of 8' diameter, 100W metal halide, clear alzak downlighting.

Loading dock lighting shall consist of metal halide wall paks.

Low profile bollard style lighting shall be provided between the buildings.

Exterior parking lot lighting shall consist of single or double head, metal halide shoe box fixtures on tapered steel poles mounted on 24" diameter, 8' deep concrete pole bases.

Power and lighting for two site monument signs shall be provided.

Code required exit signage for the common areas is included.

Stairwells shall be illuminated with 2-lamp, T-8, fluorescent wraparound fixtures, one per landing. All stairwell fixtures shall have battery packs to provide minimum egress and emergency illumination.

Emergency lighting shall consist of battery packs integral to some fluorescent luminaries and all exit signs. Battery packs will be utilized in a density sufficient to provide one footcandle of even illumination along any egress path in the event of a power outage. In addition, battery packs will be supplied for luminaries in electrical rooms, mechanical rooms, and public restrooms to provide safe egress from those spaces.

FIRE ALARM SYSTEM

The fire alarm system will be a fully addressable system meeting the requirements of the Uniform Fire Code, The American's with Disabilities Act
(ADA), UI 1971, and the Westminster Fire Department. Manual pull stations will be located to meet National Fire Protection Association (NFPA) requirements and horn/strobe units will be located to provide complete coverage in terms of both the visual and audible components.

Detection may be required for special functions in selected areas and in non-rated corridor-type open office areas. However, full smoke detection for the building is not required by the 1991 National Fire Code or by the Westminster Fire Department.

COMMUNICATION RACEWAYS

Incoming communications cable from U S West and conduit capacity for other providers into the main telecom room on the first floor will be pulled in 4" conduits run from a telephone pedestal located on the perimeter of the site. In addition to the incoming conduits, two, 4" conduits shall be installed between each building. Additional conduit required to cross a tenant space to link the telecommunications room to a future unfinished space will be the responsibility of the landlord. The tenant shall be responsible for all telecommunication work from the main telephone room on. Sleeves will be provided in the second floor over the telephone room for the tenants use.

CARD ACCESS SYSTEM

A card access system will be provided at the main entry and each of two stairwell entrances on the north side.


                                      D-1-6

PLUMBING SYSTEM

WASTE AND VENT SYSTEM

A 6" sanitary sewer service shall be provided to the building. Conventional waste and vent system with stubouts for future connection in core area. Tenant stacks are also provided at two locations per floor. The pipe material shall be cast iron hub and spigot below floor and cast iron no hub above floor. Future connection sizes shall be 4" for waste and 3" for vent.

DOMESTIC WATER

A 1 1/2" water meter with 2" service into the building shall be provided. A reduced pressure backflow preventer and PRV station, if required, shall be provided at water entrance into the building. Domestic water shall be routed to all fixtures. Two tenant risers with a 1" stubout provided at each riser on every floor located with the tenant stacks. Additionally, a 1" stubout shall be provided at the toilet core. Four sillcocks shall be provided. Pipe material to be type "L" copper with 95-5 tin antimony solder.

DOMESTIC HOT WATER

A gas fired 75 gallon hot water heater shall be provided to serve the needs of the toilet core and showers.

PLUMBING FIXTURES

Fixtures shall be provided at core area of building. Water closets shall be of the flush, tank floor set type with elongated bowl. Fixtures shall be ADA accessible as required.

SHOWER FACILITIES

The building will contain public shower stalls with dressing areas divided equally between men and women, located near or adjacent to the toilet rooms.

STORM

Roof drainage by leader heads and downspouts with overflow scuppers.

NATURAL GAS

Natural gas shall be extended from the gas meter to the rooftop units. Gas pipe shall be black steel (threaded) for piping up to 2" in size. Piping 2 1/2" and larger shall ve butt weld black steel. All piping exposed to outdoor conditions shall be painted.

PROPOSED FIRE PROTECTION SYSTEM

The fire protection system shall be in compliance with NFPA 13 and 231, the owners insurance carrier and the jurisdictional authority. Pipe material shall be grooved or threaded; no segmental welded fittings shall be allowed. Sprinkler head spacing shall be 133 SF per head maximum, system shall be designed to allow for one additional head per installed head (total two). Sprinkler heads shall be installed in a uniform manner with a 3" tolerance to center of tile in tenant areas and centered in common areas. Sprinkler heads shall be mounted tight at gypboard and common areas. Sprinkler heads shall be chrome recessed type in the lobby and all gypboard areas and chrome semi-recessed in all other areas with finished ceilings. A 6" service with backflow prevention device shall be provided.


                                      D-1-7

                                                                       EXHIBIT E

                              RULES AND REGULATIONS


     Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of this Lease, and Tenant agrees that Tenant's employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations:

     1. The sidewalks, entries, passages, corridors, stairways and elevators of the Building shall not be obstructed by Tenant, or Tenant's agents or employees, or used for any purpose other than ingress to and egress from the Premises.

     2. Furniture, equipment or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be reasonably prescribed by Landlord and upon no less than forty-eight (48) hours prior notice to Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant. Tenant shall cause its movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage. Tenant shall insure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in or to the Building or Building Complex caused by any person making such deliveries.

     3. No safe or articles, the weight of which may in the reasonable opinion of Landlord constitute a hazard or damage to the Building or Building's equipment, shall be moved into the Premises.

     4. Safes and other equipment, the weight of which is not excessive, shall be moved into, from and about the Building only during such hours and in such manner as shall be reasonably prescribed by Landlord; and Landlord shall have the right to reasonably designate the location of such articles in the Premises.

     5. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building, as shall be first designated and approved in writing by Landlord, provided, however, there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as otherwise provided in the Lease. No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written discretionary consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, and at the expense of Tenant.

     6. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein, constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with any of the rules or ordinances of the Fire Department or of the Department of Health of the County where the Building is located.

     7. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, for any damage done to Tenant's furniture or equipment by the janitor or any of janitor's staff; provided, however, that the janitorial staff is bonded. The janitor of the Building may at all times keep a pass key, and other agents of Landlord shall at all times be allowed admittance to the Premises.

     8. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant, Tenant's agents or employees, shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

     9. No animals (except for those assisting disabled people) shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises.

     10. No vehicles, including bicycles, shall be permitted in the offices, halls, corridors, and elevators in the Building nor shall any vehicles be permitted to obstruct the sidewalks or entrances of the Building.

     11. Tenant shall not allow anything to be placed on the outside of the Building, nor allow anything to be thrown by Tenant, Tenant's agents or employees, out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

     12. No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained. If, with Landlord's consent, Tenant installs lock(s) incompatible with the Building Master Locking System: (a) Landlord, without abatement of rent, shall be relieved of any obligation under this Lease to provide any service to the affected areas which requires access thereto; (b) Tenant shall indemnify Landlord against any expenses as a result of forced entry thereto, which may be required in an emergency; and (c) Tenant shall at the end of the term and at Landlord's request remove such lock(s) at Tenant's expense. A reasonable number of keys to the toilet rooms if locked by Landlord will be furnished by Landlord, and neither Tenant, Tenant's agents or employees shall have any duplicate keys made. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults. Landlord may from time to time install and change locking mechanisms on entrances to the Building, Building Complex and the Premises, and shall provide Tenant with two (2) sets of keys for each lockset at no additional charge. If now or at any future time the locking mechanisms of the Building Complex or Premises utilize "card keys", Landlord shall provide the first seventy-five (75) card keys without deposit, and for any additional card keys requested by Tenant, Tenant shall deposit with Landlord a reasonable sum not to exceed $25.00 for each card key issued to Tenant and Tenant's employees, as a deposit to be refunded to Tenant upon return of the applicable card key.

     13. No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and/or linings at all windows and hallways.

     14. No awnings shall be placed over any window.

     15. If Tenant desires telegraphic, telephonic or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wires may be introduced and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

     16. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical operation in the Premises. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building Complex.

     17. Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof. Tenant shall carry out Tenant's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of the other tenants in the Building or Building Complex.

     18. Except as permitted by Landlord and except for normal office decorating, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury caused by Tenant, Tenant's agents or employees, shall be paid for by Tenant.

     19. Landlord shall at all times have the right, by Landlord's representatives or agents, to enter the Premises and show the same to persons wishing to lease them, and may, at any time within sixty (60) days preceding the termination of Tenant's Lease term, place upon the doors and windows of the Premises a "For Rent" sign, which notice shall not be removed by Tenant.

     20. Tenant shall not obstruct or interfere with the rights of other tenants of the Building, or of persons having business in the Building, or in any way injure or annoy such tenants or persons.

     21. Tenant shall not commit any act or permit anything in or about the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on in or about the Building or for any other reason.

     22. Tenant shall not use the Building for lodging, sleeping, cooking (except microwave use), or for any immoral or illegal purpose or for any purpose that will damage the Building, or the reputation thereof, or for any purposes other than those specified in the Lease.

     23. Canvassing, soliciting, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

     24. Except as otherwise expressly permitted in the Lease, Tenant shall not conduct mechanical or manufacturing operations, cook or prepare food, except designated kitchen areas, or place or use any inflammable combustible explosive, or hazardous fluid, chemical, device, substance or material in or about the Building. Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements imposed by governmental or quasi-governmental authorities in connection with fire and public safety and fire prevention and shall not commit any act or permit any object to be brought or kept in the Building, which shall result in a change of the rating of the Building by the Insurance Services Officer or any similar person or entity.

     25. Tenant shall not use the building for manufacturing or for the storage of goods, wares or merchandise, except as such storage may be incidental to the use of the Premises for general office purposes and except in such portions of the Premises as may be reasonably and specifically designated by Landlord for such storage. Tenant shall not conduct in or about the Building any auction, public or private, without the prior written approval of Landlord.

     26. Tenant shall not use in the Building any machines, other than the standard office machines such as computers, typewriters, calculators, copying machines and similar machines, without the express prior written consent of Landlord. Tenant shall not cause improper noises, vibrations, or odors within the Building.

     27. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building except in the refuse containers provided therefore. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Premises or the Building. Tenant shall exercise commercially reasonable efforts to keep the sidewalks, entrances, passages, courts, lobby areas, parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building clean and free from rubbish.

     28. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the Building. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall, in all cases, retain the right to control or prevent access thereto by all persons whose presence in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, or similar areas or go upon the roof of the Building without the express prior written consent of Landlord.

     29. Landlord its agents or representatives reserve the right to exclude or expel from the Building any person, who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Building.

     30. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purpose then the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant's employees, contractors, jobbers, agents, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense and Landlord shall not be responsible therefor.

     31. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the common areas of the Building shall not be covered or obstructed by Tenant, through placement of objects upon windowsills or otherwise. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun's rays fall upon the windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating, air conditioning, electrical, fire, safety, or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building.

     32. Subject to applicable fire or other safety regulations, all doors opening into Common Area and all doors upon the perimeter of the Premises shall be kept closed and, during nonbusiness hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on nonbusiness days, Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.

     33. Tenant shall not permit its employees or agents to smoke in any lobby, hallway or restroom within the Building Complex or in any other areas of the Building Complex posted as a non-smoking area.

     34. Tenant agrees that Landlord may reasonably amend, modify, delete or add new and additional rules and regulations to the use and care of the Premises and the Building, provided such changes shall not unreasonably interfere with Tenant's use of the Premises for office purposes. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any rules and regulations herein set forth or any reasonable amendments, modifications or additions thereto Landlord shall have all remedies in this Lease provided for in the event of default by Tenant.

     35. All references in these Rules and Regulations to "Tenant" shall be deemed to include the employees, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

                                                                       EXHIBIT F

                                GUARANTY OF LEASE


INTENTIONALLY DELETED

                                                                       EXHIBIT G

                                LICENSE AGREEMENT


     THIS LICENSE AGREEMENT (this "Agreement") dated this _____ day of December, 1998, is by and between WESTMOOR BUSINESS PARK LTD., LLLP., a Colorado limited liability limited partnership ("Grantor"), and REQUISITE TECHNOLOGY, INC., a Delaware Corporation ("Grantee").

                                   WITNESSETH:

     WHEREAS, Grantor is the owner of that certain real property located in Jefferson County, Colorado, described on Exhibit A attached hereto and incorporated herein by this reference, with a building situate thereon commonly referred to as ________________________, Westminster, Colorado (the "Building"); and

     WHEREAS, Grantee desires to obtain from Grantor a license to erect, maintain and operate a certain transmitter or antenna atop the Building (the "Transmitter"), and install certain connecting cables, conduits and other electrical equipment (the "Transmitter") described in Exhibit G-1 (the "Cables") within the shafts, ducts, and conduits in the Building; and

     WHEREAS, Grantor desires to confer upon Grantee a license for such purposes provided that Grantee pays to Grantor the consideration as specified herein below.

     NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged. The parties hereto do hereby agree as follows:

     1. Grant of License. Subject to the following, Grantor hereby confers upon Grantee a non-exclusive license for the construction, operation and maintenance of the Transmitter atop the Building, and for the placement of the Cables and related equipment within the Building, in such locations as Grantor shall approve in Grantor's sole discretion.

     2. Term. This Agreement shall commence on the date the lease between Grantor and Grantee for certain premises within the building ("Lease") commences, and shall remain in existence until and unless terminated as herein provided or until the Lease is terminated as provided therein. Either party hereto may provide to the other a notice to terminate, and upon the passage of thirty (30) days following such giving of a notice to terminate by one party to the other hereunder, this Agreement, except for the obligation of Grantee to pay accrued and unpaid fees due to Grantor hereunder, shall terminate and be of no further force and effect.

     3. Plans and Specifications. Prior to performing any construction, installation or remodeling work on or within the Building, Grantee shall submit to Grantor, for the approval of Grantor, plans and specifications (the "Plans and Specifications") for the erection of the Transmitter and placement of the Cables within the Building. The Plans and Specifications shall indicate the exact position for the placement of the Transmitter and the Cables, shall specify the procedures to be utilized in placing the Cables and erecting the Transmitter, describe any disruption reasonably to be expected by the tenants of the Building or Grantor due to the placement of the Cables and erection of the Transmitter, specify any non-structural additions or alterations to the roof or any other area of the Building contemplated by Grantor, and any other matters deemed of material concern to agents of Grantor. Grantee shall not cause any installation or construction of the Transmitter or placement of the Cables, without the prior written discretionary approval by Grantor of the Plans and Specifications.

     4. Compliance with Laws. Grantee shall secure all permits, licenses and approvals required by any covenants or restrictions affecting the Building, or governmental authority for the erection and operation of the Transmitter and placement of the Cables prior to their erection and installation, and Grantee shall comply with all applicable covenants and restrictions, and all laws and regulations concerning the placement and operation of the Transmitter. Grantee shall only operate the Transmitter in compliance with all applicable laws and in such a manner that it does not cause any disturbance or interference to any other communication equipment used within or existing upon the Building.

     5. Grantee's Use. Grantee shall provide Grantor twenty-four (24) hours written notice prior to Grantee's agents or employees entering within or atop the Building, and Grantee's exercise of its right hereunder shall be limited only to those areas within the Building which are necessary for Grantee's conduct of its activities pursuant to the rights granted herein. Such access shall only be with a representative of Grantor. Grantee in the exercise of its rights hereunder shall not cause any material damage to the Building, and shall not unreasonably disturb or interfere with Grantor's or Grantor's tenants' use or enjoyment of the Building or the conduct of Grantor or Grantor's tenants' businesses therein or the use by Grantor or its tenants of similar facilities within or atop the Building.

     6. Workmanlike Construction. All construction and maintenance work shall be performed by Grantee in a good, safe and workmanlike manner, in compliance with all federal, state and local laws, rules and regulations applicable thereto.

     7. Mechanic's Liens. If any mechanic's lien is recorded against the Building for work claimed to have been done for, or materials claimed to have been furnished to, Grantee, it shall be discharged by Grantee within ten (10) days thereafter at Grantee's sole cost and expense; provided however that Grantee is hereby granted the right to contest such lien upon the tendering to Grantor, as security, a sum equal to one-hundred fifty percent (150%) of the amount of the lien claimed and written authorization permitting Grantor to tender such sum to satisfy said lien if Grantee fails to satisfy the same within thirty (30) days after issuance of a final judgment against Grantee and/or Grantor.

     8. Indemnity. Nothing shall be done or suffered to be done by Grantee that will in any manner impair the usefulness or safety of the Building. Grantee agrees that it will at all times protect, defend and indemnify and hold harmless the Grantor, its agents, employees, tenants and their successors and assigns, from and against all liabilities, losses, claims, demands, actions and court costs (including reasonable attorneys' fees), arising from or growing out of loss or damage to property or injury to or death to any persons resulting in any manner from the actions or failure to act of Grantee or any invitees, guests, agents, employees or contractors of Grantee. Grantee shall promptly pay to Grantor, its successors or assigns, the full amount of any such costs, loss or damage which Grantor, its successors or assigns may sustain or incur, or for which Grantor, its successors or assigns, may become liable.

     9. Insurance. Grantee shall obtain and keep in force during the term hereof a liability insurance policy protecting and indemnifying Grantor in amounts reasonably satisfactory to Grantor. Such liability insurance policy shall specifically name Grantor as an additional named insured. An original counterpart of such insurance policy shall be furnished to Grantor by Grantee upon execution hereof and Grantee shall furnish to Grantor evidence of a commitment by the insurance company or insurance companies to notify Grantor in writing of any material change, expiration or cancellation of the insurance policy or policies required hereunder not less than thirty (30) days prior to such change, expiration or cancellation is effective. In addition to the above, Grantee shall obtain and keep in force during the term hereof such insurance required by any law or regulation, or prudent business practices, for the activities of Grantee in constructing, operating and maintaining the Transmitter and installing the Cables.

     10. Grantor's Use. Grantor hereby reserves to itself and its tenants the right to use the Building and the roof and to grant to other users rights to utilize the roof for such purposes as Grantor may elect, so long as such uses and purposes do not unreasonably interfere with or obstruct the rights conferred herein. At Grantor's option and expense, Grantee's transmitter may be relocated to another area.

     11. Grantee's Risks. Grantee and all licensees and invitees, agents, employees and guest of Grantee shall use the Building at their own risk, and in no event shall Grantor be liable for any personal injury, property damage, cost or expense incurred in the use of the Building by such individuals.

     12. Grantor Expenses. Grantee shall reimburse Grantor, upon notice from Grantor, for all expenses reasonably incurred by Grantor in reviewing the Plans and Specifications, providing access to areas of the Building, and otherwise engaging in activities with the purpose of facilitating the erection of the Transmitter and placement of the Cables.

     13. Termination. Upon termination of this Agreement for any reason whatsoever, Grantee shall be held liable for the cost of promptly removing the Transmitter and Cables and restoring any damage or modification to the Building caused by Grantee.

     14. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given or delivered when delivered by hand or three (3) days after being deposited in the United States mail, first class, postage prepaid, and addressed as follows:

                  If to Grantee:      _______________________________

                                      _______________________________

                                      _______________________________

                                      Attn:__________________________

                  If to Grantor:      WESTMOOR BUSINESS PARK LTD, LLLP
                                      717 Seventeenth Street, Suite 2000
                                      Denver, CO 80202
                                      Telephone: (303) 892-1111
                                      Facsimile: (303) 892-6338

                  With a copy to:     _______________________________

                                      _______________________________

                                      _______________________________

     15. License Only. This Agreement is solely a license and does not grant or convey to Grantee any real property interest in or to the Building. This Agreement shall not be recorded in the real property records of the county wherein the Building is situate by Grantee, and if in the event it is so recorded, it shall be deemed null and void and of no further force and effect.

     16. Assignment. The duties, rights and responsibilities of Grantee hereunder shall not be assigned without the prior written consent of Grantor.

     17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.


                                               "Grantor"

                                      WESTMOOR BUSINESS PARK LTD., LLLP
                                      a Colorado limited liability
                                      limited partnership


                                      By: Westfield Development Company, Inc.,
                                          a Colorado corporation,
                                          general partner

                                          By:  /s/ RANDY M. SCHWARTZ
                                               ---------------------------------
                                          Its: Executive Vice President
                                               ---------------------------------


                                          "Grantee:

                                      REQUISITE TECHNOLOGY, INC.
                                      a Delaware Corporation

                                          By:  /s/ BARBARA MOWRY
                                               ---------------------------------
                                          Its: PRESIDENT/CEO
                                               ---------------------------------

                               AMENDMENT TO LEASE



         THIS AMENDMENT TO LEASE ("Amendment") is made this 12th day of August, 1999, by and between WESTMOOR BUSINESS PARK LTD., LLLP, a Colorado limited liability limited partnership ("Landlord") and REQUISITE TECHNOLOGY, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Building Lease dated December 23, 1998 ("Original Lease"); and

         WHEREAS, pursuant to the Original Lease, Tenant leased 23,985 rentable square feet of space, commonly known as Suite 205 and more particularly identified in the Original Lease ("Original Premises");

         WHEREAS, Tenant and Landlord wish to modify certain terms and provisions of the Original Lease as more fully set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby amend the Original Lease as follows:

         1. Definitions. All capitalized terms used herein shall have the same meaning as set forth in the Original Lease, unless otherwise defined herein. The Original Lease, together with this Amendment, is hereinafter referred to collectively as the "Lease".

         2. Rent Commencement Date. The Rent Commencement Date shall be March 19, 1999.

         3. Base Rent. Pursuant to Paragraph 5(b) of the Work Letter Agreement attached as Exhibit D to the Lease, Tenant has elected to increase the amount of the Tenant Finish Allowance by $2.00 per rentable square foot and Landlord has agreed to give Tenant an additional Tenant Finish Allowance in the amount of $0.60 per rentable square foot (i.e., aggregating an additional Tenant Finish Allowance in the amount of $62,361.00) ("TI Increase"). The TI Increase shall be amortized over the remaining Primary Lease Term. The amortization on the TI Increase shall commence July 1, 1999.

         4. Expansion. Tenant has exercised Tenant's Refusal Right with respect to the Refusal Space, consisting of 9,040 rentable square feet of space located adjacent to the Original Premises and more particularly identified on Exhibit A attached hereto and incorporated herein by this reference ("Additional Space"). The Additional Space, together with the Original Premises, aggregating 33,025 rentable square feet, is leased by Tenant on the following terms and conditions:

                  (a) The Additional Space is leased in its "as is," "where is," existing condition. Landlord shall have no obligation to make any improvements whatsoever in the Additional Space.

                  (b) Notwithstanding the foregoing, Landlord shall give Tenant a tenant finish allowance for the Additional Space in the amount of $22.00 per rentable square foot of the Additional Space (i.e. $198,880.00) ("Additional Space Allowance"). The Additional Space Allowance shall be paid by Landlord to Tenant on the same terms and conditions as provided in the Lease with respect to payment by Landlord of the Tenant Finish allowance.

                  (c) On December 1, 1999, Tenant shall commence paying Base Rent on the Additional Space as hereinafter set forth in an amount of $13.80 per rentable square foot of the Additional Space for the first 36 months and $15.04 per rentable square foot of the Additional Space for the balance of the Primary Lease Term, as hereinafter defined.

         5. Term. The Primary Lease Term with respect to the Original Premises and the Additional Space (collectively referred to as the "Premises") shall expire on August 31, 2004 ("Termination Date"). The period between the Commencement Date of the Original Premises and the Termination Date is referred to as the "Primary Lease Term").

         6. Base Rent. Commencing July 1, 1999 and continuing thereafter during the Primary Lease Term, Tenant shall pay to Landlord Base Rent as follows:

             Period                       Annual Base Rent                Monthly Base Rent            Rate/RSF
             ------                       ----------------                -----------------            --------
July 1, 1999 -                              $323,583.48                      $26,965.29                13.4911(1)
November 30, 1999

December 1, 1999 -                          $448,342.68                      $37,361.89                13.5759(2)
May 31, 2002

June 1, 2002 -                              $475,925.40                      $39,660.45                14.4111(2)
November 30, 2002

December 1, 2002 -                          $487,127.76                      $40,593.98                14.7503(2)
August 31, 2004

         7. Pro Rata Share. From and after December 1, 1999, Tenant's Pro Rata Share shall be 33.73%.

         8. Conflict. In the event of any conflict or inconsistency between the terms of the Original Lease and the terms of this Amendment, the terms of this Amendment shall govern and control. In all other respects, the terms and provisions of the Original Lease are hereby republished, ratified and reaffirmed in their entirety.



--------

(1) Rental figure includes Base Rent as set forth in the Original Lease for the Original Premises plus amortized portion of TI Increase in the amount of $15,376.20 per annum.


(2) Rental figure includes Base Rent as set forth in the Original Lease for the Original Premises plus amortized portion of TI Increase plus Base Rent for the Additional Space.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first written above.

                                    LANDLORD:

                                    WESTMOOR BUSINESS PARK LTD., LLLP, a
                                    Colorado limited liability limited
                                    partnership

                                    By:  Westfield Development Company, Inc.,
                                         a Colorado corporation, General
                                         Partner


                                         By:  /s/ RICHARD MCCLINTOCK
                                              -------------------------------
                                         Title:    President
                                                -----------------------------

                                    TENANT:

                                    REQUISITE TECHNOLOGY, INC., a
                                    Delaware corporation


                                    By: /s/ K J CUNNINGHAM
                                        -------------------------------------
                                    Title:  Vice President & Chief Financial
                                           ----------------------------------
                                              Officer
                                           ----------------------------------

                   ESTOPPEL AND COMMENCEMENT DATE CERTIFICATE

         THIS ESTOPPEL AND COMMENCEMENT DATE CERTIFICATE ("Certificate") is executed this 12th day of August, 1999 by WESTMOOR BUSINESS PARK LTD., LLP, a Colorado limited liability limited partnership ("Landlord"), and REQUISITE TECHNOLOGY, INC., a Delaware corporation ("Tenant"), with respect to and forming a part of that certain Building Lease dated December 23, 1998, as subsequently amended (the "Lease"), for the premises commonly known as 10355 Westmoor Drive, Suite 205, Westminster, Colorado.

                                   WITNESSETH

         WHEREAS, the parties desire to reaffirm and/or amend and certify to certain provisions of the Lease; and

         WHEREAS, the parties desire that the matters set forth herein be conclusive and binding on the parties.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The Lease Commencement Date is deemed to be March 19, 1999, and the Lease Termination Date is agreed to be August 31, 2004, unless sooner terminated, as provided therein.

         2. Tenant's first installment of Base Rent in the amount of Ten Thousand Six Hundred Ninety and 50/100 Dollars ($10,690.50) for the period of May 12, 1999 through May 31, 1999 was paid on May 11, 1999.

         3. Tenant's first installment of Tenant's Pro Rata Share of Operating Expenses in the amount of Seven Thousand Four Hundred Fourteen and 72/100 Dollars ($7,414.72) for the period of March 12, 1999 through March 31, 1999 was paid on March 30, 1999.

         4. On January 11, 1999, Tenant deposited with Landlord a security deposit in the amount of Twenty Five Thousand Six Hundred Eighty Three and 00/100 Dollars ($25,683.00).

         5. By execution hereof, Tenant acknowledges and agrees that all improvements or other work required of Landlord has been satisfactorily performed and Tenant hereby accepts the Premises in full compliance with the terms and conditions of the Lease.

         6. Except as may be amended herein, all terms and conditions of the Lease shall continue in full force and effect and are hereby republished, ratified and reaffirmed in their entirety.

         7. This Certificate shall be binding upon and may be relied upon by the parties hereto and their respective legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this certificate as of the day and year first above written.

                                    LANDLORD:

                                    WESTMOOR BUSINESS PARK LTD., LLLP,
                                    a Colorado limited liability limited
                                    partnership

                                    By:   Westfield Development Company, Inc.,
                                          a Colorado corporation, general
                                          partner

                                          By:  /s/ RICHARD MCCLINTOCK
                                               --------------------------------
                                          Its:     President
                                               --------------------------------


                                    TENANT:

                                    REQUISITE TECHNOLOGY, INC.,
                                    a Delaware Corporation

                                    By: /s/ K J CUNNINGHAM
                                        ------------------------------------
                                    Name:  Vice President & Chief Financial
                                          ----------------------------------
                                             Officer
                                          ----------------------------------


STATE OF COLORADO            )
                             ) ss
CITY AND COUNTY OF DENVER    )

         The foregoing instrument was acknowledged before me this 12th day of August, 1999, by Richard McClintock, as President of Westfield Development Company, Inc., a Colorado corporation, as general partner of Westmoor Business Park Ltd., LLLP, a Colorado limited liability limited partnership.

         Witness my hand and official seal.

         My commission expires:  2/2/03.


                                  /s/ MICHELLE PIFFER
                                  -------------------------------
                                  Notary Public


STATE OF COLORADO            )
                             ) ss
COUNTY OF JEFFERSON          )

         The foregoing instrument was acknowledged before me this 11th day of August, 1999, by Kathy Cunningham as Vice President and Chief Financial Officer of Requisite Technology, Inc., a Delaware corporation.

         Witness my hand and official seal.

         My commission expires: 2/2/03.


                                  /s/ MICHELLE PIFFER
                                  -------------------------------
                                  Notary Public